                                                                   EXHIBIT 10.1

                                CREDIT AGREEMENT

                           dated as of August 6, 2002

                                      among

                     PROGRESSIVE SOFTWARE HOLDING, INC. and
                           PROGRESSIVE SOFTWARE, INC.,
                                  as Borrowers,

                             ARK CLO 2000-1 LIMITED,
                                    as Agent,

                                       and

                            THE LENDERS PARTY HERETO

     CREDIT  AGREEMENT dated as of August 6, 2002,  among  PROGRESSIVE  SOFTWARE
HOLDING,  INC. ("Parent"),  a Delaware  Corporation,  and PROGRESSIVE  SOFTWARE,
INC., a North Carolina Corporation ("Progressive", and together with Parent, the
"Borrowers"),  ARK CLO 2000-1 LIMITED ("ARK"),  as the Agent (the "Agent"),  and
the LENDERS party hereto from time to time.

                                    RECITALS
                                    --------

     A.  Capitalized  terms used in these  Recitals  shall  have the  respective meanings set forth for such terms in Section 1.1 hereof.

     B. The Lenders have extended certain loans to Tridex Corporation ("Tridex")
and Progressive  under that certain Credit  Agreement dated as of April 17, 1998 among Fleet National Bank, Tridex and Progressive (as amended, the "Prior Credit
Agreement").

     C. Tridex and Progressive  commenced separate  bankruptcy  proceedings (the
"Bankruptcy  Cases") on February 12, 2002 (the "Petition  Date").  In connection
with  the  Bankruptcy   Cases,   Tridex  and  Progressive   filed  the  Plan  of
Reorganization  pursuant to which,  inter alia,  the Lenders  agreed to exchange their prior loans for $5,300,000 of Term Loans to Borrowers and agreed to extend to Borrowers  up  to$500,000  aggregate  principal  amount of  Revolving  Credit
Commitment.

     D. The Borrowers have agreed to secure all of their  obligations  hereunder by granting to the Agent,  for the benefit of Lenders,  a First Priority Lien on substantially  all of their  assets,  including  a pledge of all of the  Capital
Stock of each of their Subsidiaries.

                                    AGREEMENT
                                    ---------

     In  consideration  of  the  premises  and  the  mutual  covenants  and  the agreements  herein set forth,  and other good and  valuable  consideration,  the receipt and  sufficiency of which are hereby  acknowledged,  the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  Defined Terms
                                  -------------

     Section 1.1.  Definitions.  As used in this Agreement,  including,  without limitation, the preamble, recitals, exhibits and schedules hereto, the following terms have the meanings stated:

     "Action" against a Person means an action, suit,  litigation,  arbitration, investigation, complaint, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against or affecting the Person or its property, whether civil, criminal,  administrative,  investigative or appellate, in law or equity before any arbitrator or Governmental Body.

     "Affiliate"  of a Person  means  any  other  Person  (a) that  directly  or indirectly  controls,  is  controlled by or is under common  control  with,  the
Person or any of its Subsidiaries,  (b) that directly or indirectly beneficially owns or  holds 5% or more of any  class  of  equity  Security  or other  similar interests  of the  Person  or any of its  Subsidiaries  or (c) 5% or more of the equity Securities of which is directly or indirectly  beneficially owned or held by the  Person  or any  of  its  Subsidiaries.  The  term  "control"  means  the possession,  directly  or  indirectly,  of the  power to  direct  or  cause  the direction  of the  management  and  policies  of a Person,  whether  through the ownership of voting securities, by contract, agreement or otherwise.

     "Agent" has the meaning stated in the Heading of this Agreement.

     "Agreement" means this Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time.

     "Assignment Agreement" has the meaning stated in Section 10.4(b).

     "Authorized  Officer"  means,  as applied  to any  Person,  any  individual holding the position of chairman of the board (if an officer),  chief  executive officer,  president or one of its vice  presidents (or the equivalent  thereof), and such Person's chief financial officer or treasurer.

     "Bankruptcy  Cases"  has  the  meaning  stated  in  the  Recitals  of  this
Agreement.

     "Bankruptcy  Code"  means  Title  11 of the  United  States  Code  entitled
"Bankruptcy", as now and hereafter in effect, or any successor statute.

     "Borrower" has the meaning stated in the Heading of this Agreement.

     "Borrowing" means the making of a Loan.

     "Borrowing Date" means the date of a Borrowing.

     "Borrowing  Base"  means  an  amount  equal  to  70% of  Eligible  Accounts
Receivable in excess of $400,000.00;  provided,  however, that in no event shall the Borrowing Base exceed the aggregate amount of Revolving  Credit  Commitments then in effect.

     "Borrowing Base Certificate" has the meaning stated in Section 3.1(o).

     "Business Day" means any day excluding  Saturday,  Sunday and any day which is a legal  holiday under the laws of the State of New York or is a day on which banking  institutions located in such state are authorized or required by law or other governmental action to close.

     "Capital Lease" means, as applied to any Person,  any lease of any property
(whether  real,  personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

     "Capital  Stock"  means any and all shares,  interests,  participations  or other equivalents  (however  designated) of capital stock of a corporation,  any and all equivalent  ownership  interests in a Person (other than a corporation), including,  without limitation,  partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

     "Capitalized  Lease  Obligation"  means  any  Indebtedness   consisting  of
obligations under a Capital Lease.

     "Change of Control" means any one or more of the following events:

     (i)  Any   individual,   corporation   (other  than  any  Borrower  or  any
Subsidiary),  partnership,  trust,  association,  pool, syndicate,  or any other entity or any group of persons  acting in concert  (other than (x) any  employee benefit  plan (or any  trust  forming a part  thereof)  of any  Borrower  or any
Subsidiary  or (y) any  person  or  group  of  persons  who  shall  directly  or indirectly  own  twenty  percent  (20%)  or  more  of  the  Common  Stock  to be distributed as of the Closing Date in connection  with the  consummation  of the
Plan of Reorganization) becomes the beneficial owner, as that concept is defined in Rule 13d-3  promulgated by the Securities and Exchange  Commission  under the
Exchange Act of securities of any Borrower  possessing either (X) thirty percent
(30%) or more of the voting power for the election of directors of such Borrower or (Y)  thirty  percent  (30%)  or  more  in  value  of the  outstanding  equity securities  (or the  right to  acquire  thirty  (30%)  per cent or more) of such
Borrower;

     (ii)  There  shall  be  consummated  any  consolidation,  merger,  or other business combination involving any Borrower or the securities of any Borrower in which (X) holders of voting  securities  of such Borrower  immediately  prior to such consummation own, as a group,  immediately after such consummation,  voting securities  of such  Borrower  (or,  if such  Borrower  does  not  survive  such transaction,  voting  securities of the corporation  surviving such transaction)
having less than fifty percent (50%) of the total voting power in an election of directors of such Borrower (or such other surviving  corporation) or (Y) holders of equity securities of any Borrower immediately prior to such consummation own, as a group,  immediately  after such  consummation,  equity  securities  of such
Borrower  (or,  if such  Borrower  does not  survive  such  transaction,  voting securities of the corporation surviving such transaction) having less than fifty percent (50%) of the equity securities of such Borrower (or such other surviving corporation);

     (iii) During any period of two (2)  consecutive  years,  individuals who at the beginning of such period  constitute the directors of any Borrower cease for any reason other than voluntary resignation, death, disability, retirement or as otherwise  provided in the Credit  Documents to  constitute  at least a majority thereof unless the election,  or the nomination for election by such  Borrower's shareholders, of each new director of such Borrower was approved by a vote of at least  two-thirds  (2/3) of the  directors of such Borrower then still in office who were directors of such Borrower at the beginning of any such period; or

     (iv)  There  shall be  consummated  any  sale,  lease,  exchange,  or other transfer  (in one  transaction  or a series of related  transactions)  of assets representing  all or  substantially  all of the  assets  of any  Borrower  (on a consolidated  basis)  to a party  which is not  controlled  by or  under  common control with such Borrower either before or after such  transaction or series of related transactions.

     "Closing Date" means the date on which the Term Loans are made.

     "Closing Date Certificate" has the meaning stated in Section 3.1(j).

     "Collateral" has the meaning stated in the Security Agreement.

     "Collateral   Documents"  means  the  Security   Agreement  and  all  other
instruments,  documents and agreements delivered by any Credit Party pursuant to this  Agreement  or any of the other  Credit  Documents in order to grant to the
Agent,  for the  benefit  of  Lenders,  a Lien on any  real,  personal  or mixed property of that Credit Party as security for the Obligations.

     "Compliance Certificate" has the meaning stated in Section 5.1(d).

     "Confirmation  Order"  means that  certain  order of the  bankruptcy  court confirming  the  Plan  of  Reorganization  of  Tridex  and  Progressive  in  the
Bankruptcy Cases.

     "Consents" means any approval,  consent,  authorization or order of, notice to or registration or filing with, or any other action by, any Governmental Body or other Person.

     "Consolidated  Adjusted EBITDA" means, for any period, an amount determined for the Borrowers and their  Subsidiaries  on a consolidated  basis equal to (a)
the sum, without duplication, of the amounts for such period of (i) Consolidated
Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation  expense, (v) total amortization expense, and
(vi) other non-cash items reducing  Consolidated Net Income  (excluding any such non-cash  item to the extent  that it  represents  an  accrual  or  reserve  for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior  period),  minus (b) other  non-cash  items  increasing
Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents  the reversal of an accrual or reserve for  potential  cash item in any prior period).

     "Consolidated Capital Expenditures" means, for any period, the aggregate of all  expenditures  of  Borrowers  and  their  Subsidiaries  during  such  period determined on a consolidated  basis that, in accordance with GAAP, are or should be included in "purchase of property and  equipment" or similar items  reflected in the  consolidated  statement  of  cash  flows  of  the  Borrowers  and  their
Subsidiaries.

     "Consolidated  Cash Interest  Expense" means, for any period,  Consolidated
Interest Expense for such period, excluding any amount not payable in cash.

     "Consolidated  Current Assets" means, as at any date of determination,  the total assets of Borrowers and their  Subsidiaries  on a consolidated  basis that may properly be classified as current assets in conformity with GAAP,  excluding cash and cash equivalents.

     "Consolidated  Current Liabilities" means, as at any date of determination, the total liabilities of the Borrowers and their  Subsidiaries on a consolidated basis that may properly be classified as current  liabilities in conformity with
GAAP, excluding the current portion of long term debt.

     "Consolidated  Excess  Cash  Flow"  means,  for any  period,  an amount (if positive) equal to (a) Consolidated  Adjusted EBITDA for such period,  minus (b)
the amount of Taxes actually paid by the Borrowers and their Subsidiaries during such period,  minus (c) the Consolidated  Working Capital Adjustment,  minus (d)
Consolidated  Capital  Expenditures for such period,  minus (e) the sum, without duplication,  of the  amounts  for such period of (i)  voluntary  and  scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans), plus (ii) Consolidated Cash Interest Expense.

     "Consolidated  Fixed  Charges"  means,  for any  period,  the sum,  without duplication, of the amounts determined for Borrowers and their Subsidiaries on a consolidated  basis equal to (a)  Consolidated  Cash  Interest  Expense for such period; (b) Scheduled Principal Payments for such period; and (c) Taxes required to be paid during such period in respect of income and profits, as determined in accordance with GAAP.

     "Consolidated  Interest  Expense"  means,  for any period,  total  interest expense  (including  that portion  attributable  to Capital Leases in accordance with GAAP and capitalized interest) of the Borrowers and their Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrowers and their  Subsidiaries,  including  all  commissions,  discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing.

     "Consolidated  Net Income"  means,  for any period,  (a) the net Income (or loss) of the Borrowers and their  Subsidiaries on a consolidated  basis for such period taken as a single  accounting  period determined in conformity with GAAP, minus (b) (i) the income of any Person (other than a Subsidiary of the Borrower)
in which any other Person  (other than  Borrowers or any of their  Subsidiaries)
has a joint  interest,  except to the extent of the amount of dividends or other distributions  actually paid to Borrowers or any of their  Subsidiaries  by such
Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it  becomes  a  Subsidiary  of any  Borrower  or is  merged  into or consolidated with Borrowers or any of their Subsidiaries or that Person's assets are acquired by Borrowers or any of their Subsidiaries,  (iii) the income of any
Subsidiary  of any  Borrower  to the extent that the  declaration  or payment of dividends or similar  distributions  by that Subsidiary of that income is not at the time  permitted by  operation of the terms of its charter or any  agreement, instrument,  judgment,  decree, order, statute, rule or governmental  regulation applicable to that Subsidiary,  (iv) any after-tax gains or losses  attributable to  returned  surplus  assets of any  Pension  Plan,  and (v) (to the extent not included in clauses (i) through (iv) above) any net  extraordinary  gains or net non-cash extraordinary losses.

     "Consolidated  Total  Debt"  means,  as at any date of  determination,  the aggregate stated balance sheet amount of all Indebtedness of Borrowers and their
Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Working Capital" means, as at any date of determination,  the excess of Consolidated Current Assets over Consolidated Current Liabilities.

     "Consolidated  Working  Capital  Adjustment"  means,  for any  period  on a consolidated  basis,  the  amount  (which  may be a  negative  number)  by which
Consolidated  Working  Capital as of the end of such period  exceeds (or is less than) Consolidated Working Capital as of the beginning of such period.

     "Credit  Document"  means any of this  Agreement,  the Notes,  if any,  the
Collateral Documents and all other documents, instruments or agreements executed and  delivered  by a Credit  Party  for the  benefit  of Agent or any  Lender in connection herewith.

     "Credit Party" means each Person (other than the Agent or any Lender or any representative thereof) from time to time party to a Credit Document.

     "Currency  Agreement"  means any foreign exchange  contract,  currency swap agreement,  futures  contract,  option contract,  synthetic cap or other similar agreement  or  arrangement,  each of which is for the  purpose  of  hedging  the
foreign   currency  risk  associated  with  Borrower's  and  its   Subsidiaries'
operations.

     "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

     "Deposit Account" means a demand,  time, savings,  passbook or like account with a bank,  savings and loan association,  credit union or like  organization, other than an account evidenced by a negotiable certificate of deposit.

     "Dollars"  and the sign "$" mean the lawful  money of the United  States of
America.

     "Eligible  Accounts  Receivable"  means,  as of any  date of  determination thereof,  all  Receivables  of the  Borrowers  net of the  Borrowers'  customary
reserves,   discounts,   credits,  returns,  rebates,  allowances  or  set-offs,
excluding the following:

     (i) any Receivable unpaid for 90 or more days from the date of the original invoice;

     (ii) any Receivable  evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument is pledged and delivered to the Agent or unless the total amount of such  Receivables  at any one time does not exceed 5%
of total Eligible Receivables at such time;

     (iii) any Receivable which is owed by an account debtor which is insolvent or the subject of any  bankruptcy or insolvency  proceedings  of any kind or of any other  proceeding or action,  which might have an adverse effect on the business of such account debtor;

     (iv) all Receivables deemed  uncollectible by any Borrower or turned over to collection agencies or outside collection attorneys;

     (v) any Receivable which is not a valid, legally enforceable  obligation of the  account  debtor or is subject to any  present  or  contingent,  or any fact exists  which is the  basis for any  future,  offset  or  counterclaim  or other defense on the part of such account debtor;

     (vi) any  Receivable not evidenced by an invoice or other  documentation  in form reasonably acceptable to the Agent;

     (vii) any  Receivable  which  arises out of any  transaction  between (A) any
Borrower and (B) any Subsidiary or any Affiliate or any other Borrower;

     (viii) any  Receivable  which is  subject  to any  provision  prohibiting  its assignment or requiring notice not theretofor given or of consent not theretofor obtained to such assignment;

     (ix) all Receivables  from customers  having their place of business outside of the United States of America,  except for such  Receivables  backed by either
(A) letters of credit  denominated  in Dollars  issued to any  Borrower by banks acceptable  to the Agent or (B)  credit  insurance  policies  acceptable  to the
Agent;

     (x) all Receivables  arising out of or in connection with advance billings of a customer's  requirements of supplies over a period of time, but only to the extent that such Receivables exceed 10% of all Eligible Receivables;

     (xi)  all  Receivables  that  do not  conform  to the  representations  and warranties contained in Article IV of the Security Agreement;

     (xii) all  Receivables  in which the Agent  does not have a first  perfected security  interest,  subject to no other Lien prior to or on a parity  with such security interest;

     (xiii) all Receivables not denominated in Dollars;

     (xiv)  all  Receivables  from an  account  debtor  if more  than  50% of the aggregate  Dollar amount of invoices  billed with respect to such account debtor is more than 90 days past due according to the original terms of payment;

     (xv) if any account  debtor owes  greater  than 20% of the Dollar  value of total Receivables  collectively  owed to the Borrowers on a consolidated  basis, then  all  Receivables  owed  by such  account  debtor  in  excess  of such  20%
limitation shall be ineligible;

     (xvi) any Receivables in respect of which the U.S.  Government or any agency thereof is the account debtor;

     (xvii) any  Receivable  which is owed by an account  debtor who has  disputed liability  or made any claim  with  respect to any other  account  due from such account debtor to a Borrower,  except the foregoing exclusion shall not apply to any account debtor unless and until such disputed amounts equal or exceed twenty percent (20%) of the  aggregate  Dollar amount of accounts due from such account debtor; and

     (xviii) any  Receivable  which is determined by the Agent,  in the exercise of its  reasonable  judgment,  to be  ineligible  for any  other  reason  generally accepted in the commercial finance business as a reason for ineligibility.

     "Eligible  Assignee"  means (a) any Lender or any  Affiliate of any Lender, and (b) any commercial  bank,  insurance  company,  investment or mutual fund or other entity that is an "accredited  investor" (as defined in Regulation D under the  Securities  Act)  and  which  extends  credit  or buys  loans as one of its businesses;  provided,  neither any Borrower  nor any  Affiliate of any Borrower shall be an Eligible Assignee.

     "Employee  Benefit  Plan" means any  "employee  benefit plan" as defined in
Section 3(3) of ERISA which is or was  sponsored,  maintained or  contributed to by, or required to be contributed by, the Borrower,  any of its  Subsidiaries or any of their respective ERISA Affiliates.

     "Environmental   Laws"  means  all  federal,   state,   local  and  foreign
Regulations relating to pollution,  human health, safety,  industrial hygiene or protection of the environment,  including,  without limitation, laws relating to releases or threatened  releases of Hazardous Materials or otherwise relating to the manufacture,  processing,  distribution,  use, treatment,  storage, release, disposal,  cleanup,  transport  or  handling  of  Hazardous  Materials  and  all
Regulations  with  regard  to  record  keeping,  notification,   disclosure  and
reporting  requirements  respecting  Hazardous Materials and all similar federal and state Regulations.

     "Environmental Liability" has the meaning stated in Section 4.13(a).

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended from time to time, and any successor thereto.

     "ERISA  Affiliate"  means,  as applied to any Person,  (a) any  corporation which is a member of a controlled  group of  corporations  within the meaning of
Section  414(b) of the  Internal  Revenue Code of which that Person is a member,
(b) any trade or business (whether or not  incorporated)  which is a member of a group of trades or businesses under common control within the meaning of Section
414(c) of the Internal  Revenue  Code of which that Person is a member,  and (c)
any member of an affiliated  service group within the meaning of Section  414(m)
or (o) of the  Internal  Revenue  Code of which  that  Person,  any  corporation described  in clause (a) above or any trade or business  described in clause (b)
above is a member.  Any former ERISA  Affiliate of the Borrowers or any of their
Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrowers or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA  Affiliate of the  Borrowers or such  Subsidiary and with  respect  to  liabilities  arising  after  such  period  for  which the
Borrowers or such Subsidiary  could be liable under the Internal Revenue Code or
ERISA.

     "ERISA Event" means (a) a "reportable  event" within the meaning of Section
4043 of ERISA and the regulations  issued thereunder with respect to any Pension
Plan (excluding  those for which the provision for 30-day notice to the PBGC has been waived by regulation), (b) the failure to meet the minimum funding standard of Section 412 of the  Internal  Revenue  Code with  respect to any Pension Plan
(whether or not waived in accordance with Section 412(d) of the Internal Revenue
Code)  or the  failure  to make by its due  date a  required  installment  under
Section 412(m) of the Internal  Revenue Code with respect to any Pension Plan or the failure to make any required  contribution to a Multiemployer  Plan, (c) the provision  by  the  administrator  of  any  Pension  Plan  pursuant  to  Section
4041(a)(2)  of ERISA of a notice of intent to terminate  such plan in a distress termination  described  in  Section  4041(c)  of ERISA,  (d) the  withdrawal  by
Borrower,  any of its  Subsidiaries or any of their  respective ERISA Affiliates from any Pension Plan with two or more contributing  sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA,  (e) the  institution  by the PBGC of  proceedings  to  terminate  any
Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the  termination  of, or the appointment of a trustee to administer,  any Pension Plan, (f) the imposition of liability on Borrower,  any of its  Subsidiaries or any of their  respective  ERISA  Affiliates  pursuant to
Section  4062(e)  or 4069 of ERISA or by reason of the  application  of  Section
4212(c) of ERISA, (g) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any  Multiemployer  Plan if there is any potential  liability therefor,  or the receipt by Borrower,  any of its  Subsidiaries or any of their respective ERISA Affiliates of notice from any
Multiemployer  Plan  that it is in  reorganization  or  insolvency  pursuant  to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA,  (h) the  occurrence of an act or omission which could give rise to the imposition on Borrower,  any of its Subsidiaries or any of their respective ERISA Affiliates of fines,  penalties,  taxes or related charges  under  Chapter 43 of the Internal  Revenue  Code or under  Section 409,
Section 502(c),  (i) or (1), or Section 4071 of ERISA in respect of any Employee
Benefit Plan,  (i) the assertion of a material  claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer  Plan or the assets thereof,  or against  Borrower,  any of its Subsidiaries or any of their  respective ERISA Affiliates in connection with any Employee Benefit Plan,
(j) receipt  from the Internal  Revenue  Service of notice of the failure of any
Pension Plan (or any other Employee  Benefit Plan intended to be qualified under
Section 401(a) of the Internal  Revenue Code) to qualify under Section 401(a) of the  Internal  Revenue  Code,  or the failure of any trust  forming  part of any
Pension Plan to qualify for exemption  from taxation under Section 501(a) of the
Internal  Revenue  Code,  or (k) the  imposition  of a Lien  pursuant to Section
401(a)(29)  or 412(n) of the  Internal  Revenue  Code or  pursuant to ERISA with respect to any Pension Plan.

     "Event of  Default"  means  each of the  conditions  or events set forth in
Section 8.1.

     "Exchange Act" means the  Securities  Exchange Act of 1934, as amended from time to time, and any successor statute.

     "Existing  Indebtedness"  means all Indebtedness of the Borrowers and their
Subsidiaries as of the Closing Date.

     "Final Order" means an order, ruling,  judgment, the operation or effect of a judgment or other decree issued and entered by the bankruptcy  court or by any state or other federal court or other court of competent  jurisdiction which has not been reversed,  vacated, stayed, modified or amended and as to which (i) the time to appeal or petition  for review,  rehearing,  certiorari,  reargument  or retrial has expired and as to which no appeal or petition for review, rehearing, certiorari,  reargument or retrial is pending or (ii) any appeal or petition for review,  rehearing,  certiorari,  reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari,  reargument or retrial can be taken or granted.

     "Financial  Officer  Certification"  means,  with respect to the  financial statements for which such  certification is required,  the  certification of the chief  financial  officer of Borrowers  that such  financial  statements  fairly present,  in all material  respects,  the  financial  condition of Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the  periods  indicated,  subject to changes  resulting from audit and normal year-end adjustments.

     "Financial Plan" has the meaning stated in Section 5.1(h).

     "Financial  Statements"  means  the  financial  statements  referred  to in
Sections 4.7(a) and (b).

     "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral  Document,  that such Lien is the only
Lien to which such Collateral is subject, other than Permitted Liens.

     "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

     "Fiscal Year" means the fiscal year of the Borrowers and their Subsidiaries ending on December 31 of each calendar year.

      "Fixed  Charge  Coverage  Ratio"  means the ratio as of the last day of any
Fiscal Quarter of (a)  Consolidated  Adjusted  EBITDA for the applicable  Fiscal
Quarter period then ending,  to (b)  Consolidated  Fixed Charges for such Fiscal
Quarter period.

     "Funding Notice" has the meaning stated in Section 3.2(a).

     "GAAP" means generally accepted accounting  principles in the United States as in effect from time to time,  consistently  applied throughout the periods to which reference is made.

     "Governmental   Body"  means  any  agency,   bureau,   commission,   court,
department,  official, political subdivision,  tribunal or other instrumentality of any administrative,  judicial, legislative,  executive, regulatory, police or taxing authority of any government,  whether supranational,  national,  federal, state, regional, provincial, local, domestic or foreign.

     "Hazardous  Materials"  means  any  hazardous  or toxic  substance,  waste,
contaminant,   pollutant,  gas  or  material,   including,  without  limitation,
radioactive  materials,  oil,  petroleum and petroleum products and constituents thereof,  which are regulated under any Environmental  Law,  including,  without limitation,  any  substance,  waste  or  material  which  is  (a)  designated  a
"pollutant",  "hazardous  substance",  "extremely hazardous substance" or "toxic chemical"  under any  Environmental  Law, or (b)  regulated in any way under the
Regulations  of any  state  where  the  Borrowers  or any of their  Subsidiaries conducts  their  business or owns any real  property or has any  leasehold or in which any Relevant Property is located.

     "Hedge Agreement" means an Interest Rate Agreement or a Currency  Agreement entered into in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Borrower's or any of its Subsidiaries' businesses.

     "Indebtedness" of a Person at any date means, without duplication,  the sum of (a) all obligations of the Person (i) for borrowed  money,  (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) to pay the deferred purchase price of property or services (except any such balance that constitutes an accrued  expense or trade  payable),  if and to the extent such  indebtedness would  appear as a liability  upon a balance  sheet of such  Person  prepared in accordance with GAAP, (iv) as lessee under Capital Leases,  (v) under letters of credit or  guarantees  issued for the account of the Person,  (vi) arising under acceptance  facilities,  plus (b) all  Indebtedness of others  guaranteed by the
Person,  plus (c) all  Indebtedness  of others secured by a Lien on any asset of the Person whether or not such  Indebtedness is assumed by the Person,  plus (d)
the aggregate unfunded vested liabilities under each Pension Plan.

     "Interest  Coverage Ratio" means the ratio as of the last day of any Fiscal
Quarter of (a)  Consolidated  Adjusted EBITDA for the applicable  Fiscal Quarter period then ended, to (b) Consolidated Cash Interest Expense for such applicable
Fiscal Quarter Period.

     "Interest  Payment  Date"  means  the  first  Business  Day of each  month, commencing  on the first such date to occur on the first month after the Closing
Date, and the final maturity date of such Loan.

     "Interest Rate Agreement" means any interest rate swap agreement,  interest rate cap  agreement,  interest  rate collar  agreement,  interest  rate  hedging agreement or other similar  agreement or  arrangement,  each of which is for the purpose of hedging the interest rate exposure associated with Borrower's and its
Subsidiaries' operations.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

     "Investment" means (a) any direct or indirect purchase or other acquisition by Borrowers or any of their  Subsidiaries  of, or of a beneficial  interest in, any of  the  Securities  of  any  other  Person,  (b)  any  direct  or  indirect redemption,  retirement,  purchase  or  other  acquisition  for  value,  by  any
Subsidiary of any Borrower from any Person (other than Borrower), of any Capital
Stock of such Person,  and (c) any direct or indirect loan,  advance (other than advances to employees for moving,  entertainment  and travel  expenses,  drawing accounts and similar expenditures in the ordinary course of business) or capital contribution  by  Borrowers  or any of their  Subsidiaries  to any other  Person
(other than Borrower),  including all indebtedness and accounts  receivable from that other  Person  that are not  current  assets or did not arise from sales to that  other  Person  in the  ordinary  course  of  business.  The  amount of any
Investment  shall be the original cost of such  Investment  plus the cost of all additions thereto,  without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "IRS Refund" means  refundable  income taxes  associated with the filing of
Tridex's  and its  Subsidiaries'  federal  and state  income tax returns for the years ended December 31, 2000 and 2001 and the related  carryback of federal net operating losses.

     "Joint  Venture"  means a  joint  venture,  partnership  or  other  similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any  corporate  Subsidiary  of any Person be  considered  to be a
Joint Venture to which such Person is a party.

     "Knowledge of the Borrower" means the knowledge,  after reasonable inquiry, of any of the following persons: William Beebe and Christopher Sebes.

     "Leasehold  Property"  means any leasehold  interest of any Credit Party as lessee under any lease of real property,  other than any such leasehold interest designated  from  time to time by  Agent  in its sole  discretion  as not  being required to be included in the Collateral.

     "Lender" means each  financial  institution  listed on the signature  pages hereto  as a  Lender,  together  with each  such  institution's  successors  and permitted assigns.

     "Lien" means (a) any security interest, lien, claim, pledge, mortgage, deed of trust,  hypothecation,  charge,  deposit arrangement,  preference,  priority, license,  lease, conveyance of any right, or encumbrance of any kind, including, without  limitation,  any  conditional  sale agreement or other title  retention agreement,  any Capital Lease or financing lease having  substantially  the same economic  effect as the  foregoing  and the filing of or  agreement  to give any financing  statement under the uniform  commercial code or comparable law of any jurisdiction  to  evidence  any of  the  foregoing,  and  (b)  in  the  case  of
Securities,  any purchase  option,  call or similar  right of a third party with respect to such Securities.

     "Loan" means a Term Loan or a Revolving Loan.

     "Margin  Stock" as defined in Regulation U of the Board of Governors of the
Federal Reserve System as in effect from time to time.

     "Material  Adverse Effect" means a material  adverse effect upon any of (a)
the  business,  results,   operations,   assets,  properties,  the  liabilities,
condition  (financial  or  otherwise),  or prospects of the  Borrowers and their
Subsidiaries,  (b) the ability of any Credit  Party to fully and timely  perform the  Obligations,  (c) the legality,  validity or  enforceability  of any of the
Credit  Documents,  (d) the  rights,  remedies  and  benefits  available  to, or conferred upon, the Agent and any Lender under any Credit  Document,  or (e) the
Collateral  or the  Agent's  Liens,  on  behalf  of  Agent  and  Lenders  on the
Collateral or the priority of such Liens.

     "Multiemployer   Plan"  means  any   Employee   Benefit  Plan  which  is  a
"multiemployer plan" as defined in Section 3(37) of ERISA.

     "Narrative  Report"  means,  with respect to the financial  statements  for which such  narrative  report is required,  a narrative  report  describing  the operations  of  Borrowers  and  their  Subsidiaries  in the  form  prepared  for presentation to senior management thereof for the applicable,  Fiscal Quarter or
Fiscal Year and for the period from the  beginning  of the then  current  Fiscal
Year to the end of such period to which such financial statements relate.

     "Note" means a Term Note or a Revolving Note.

     "Obligations"  means all  obligations  of every nature of each Credit Party from  time to time  owed  to the  Agent,  the  Lenders  or any of them or  their respective Affiliates under any Credit Document or Hedge Agreement,  whether for principal,  interest (including interest which, but for the filing of a petition in  bankruptcy  with  respect to such Credit  Party,  would have  accrued on any
Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy  proceeding),  payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

     "Parent" has the meaning stated in the Recitals of this Agreement.

     "PBGC" means the Pension  Benefit  Guaranty  Corporation  or any  successor thereto.

     "Pension Plan" means any Employee  Benefit Plan, other than a Multiemployer
Plan,  which is subject to Section 412 of the  Internal  Revenue Code or Section
302 of ERISA.

     "Permit" means any permit, license, approval, consent, permission,  notice,
franchise,  confirmation,  endorsement,  waiver,  certification,   registration,
qualification,  clearance  or  other  authorization  issued,  granted,  given or otherwise made available by or under the authority of any  Governmental  Body or pursuant to any federal, state, local or foreign Regulation.

     "Permitted  Indebtedness" means (a) the Existing Indebtedness,  (b) the 100
Foley Street Secured Note, as defined in the Plan of  Reorganization  but solely to the extent the 100 Foley Street Note is actually  issued in  accordance  with the  terms of the Plan of  Reorganization,  (c)  Indebtedness  secured  by Liens permitted by Section 6.2, and (d) Purchase  Money  Indebtedness  in an aggregate amount  not to exceed  the  Maximum  Consolidated  Capital  Expenditure  for the
respective Fiscal Years set forth in Section 6.6(d) herein.

     "Permitted  Liens"  means each of the Liens  permitted  pursuant to Section
6.2.

     "Person"  means  and  includes  natural  persons,   corporations,   limited
partnerships,   general  partnerships,   limited  liability  companies,  limited
liability  partnerships,  joint stock companies,  Joint Ventures,  associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Bodies.

     "Petition Date" has the meaning stated in the Recitals of this Agreement.

     "Plan of Merger"  means that  certain  Plan of Merger dated as of August 6,
2002 by and between  Tridex and Parent,  providing for the merger of Tridex into
Parent with Parent being the surviving entity.

     "Plan  of  Reorganization"   means  that  certain  First  Amended  Plan  of
Reorganization of Tridex Corporation and Progressive  Software,  Inc. dated June
20, 2002.

     "Prime Rate" means the rate  published  in the Eastern  edition of The Wall
Street Journal as the "prime rate" from time to time.

     "Principal  Office"  means,  for  the  Agent,  its  office  located  at c/o
Patriarch  Partners,  LLC, 40 Wall Street, 25th Floor, New York, New York 10005,
or such other office as the Agent may from time to time  designate in writing to
Borrowers and each Lender.

     "Prior  Credit  Agreement"  has the meaning  stated in the Recitals of this
Agreement.

     "Progressive" has the meaning stated in the Recitals of this Agreement.

     "Pro Rata Share" means (a) with respect to all payments,  computations  and other matters relating to the Term Loans of any Lender, the percentage  obtained by dividing  (i) the Term Loan  Exposure of that Lender,  by (ii) the  aggregate
Term  Loan  Exposure  of all  Lenders;  and (b) with  respect  to all  payments, computations and other matters  relating to the Revolving  Credit  Commitment or
Revolving  Loans of any Lender,  the  percentage  obtained  by dividing  (i) the
Revolving Credit Exposure of that Lender, by (ii) the aggregate Revolving Credit
Exposure of all  Lenders.  For all other  purposes  with respect to each Lender,
"Pro Rata Share" means the  percentage  obtained by dividing (x) an amount equal to the sum of the Term Loan Exposure and the Revolving  Credit  Exposure of that
Lender,  by (y) an amount equal to the sum of the  aggregate  Term Loan Exposure and the aggregate Revolving Credit Exposure of all Lenders.

     "Projections" has the meaning stated in Section 4.7(d).

     "Purchase  Money   Indebtedness"   means   Indebtedness   (other  than  the
Obligations)  incurred at the time of, or within 20 days after,  the acquisition of any  fixed  assets  for  the  purpose  of  financing  all or any  part of the acquisition cost thereof and Capitalized Lease Obligations.

     "Register" as defined in Section 2.3(b).

     "Regulation" means each applicable law, rule,  regulation,  order, guidance or recommendation  (or any hange in its interpretation or administration) by any
Governmental  Body,  central  bank  or  comparable  agency  and any  request  or directive  (whether or not having the force of law) of any of those  Persons and each judgment,  injunction,  order,  writ,  decree or award of any  Governmental
Body, arbitrator or other Person.

     "Relevant Property" means all sites, facilities,  locations,  real property and leaseholds (a) presently or formerly owned,  leased, used or operated by the
Borrowers  or any of their  Subsidiaries  (whether  or not such  properties  are currently  owned,  leased,  used or  operated by the  Borrowers  or any of their
Subsidiaries),  (b) at  which  any  Hazardous  Material  has  been  transported, disposed,  treated,  stored  or  released  by the  Borrowers  or  any  of  their
Subsidiaries,  or (c) that  are  directly  adjacent  to any  sites,  facilities, locations, real property or leaseholds presently or formerly owned, leased, used or operated by the Borrowers or any of their Subsidiaries.

     "Required  Lenders"  means one or more Lenders  having or holding Term Loan
Exposure and/or Revolving Credit Exposure  representing more than 50% of the sum of (a) the aggregate  Term Loan  Exposure of all Lenders,  and (b) the aggregate
Revolving Credit Exposure of all Lenders.

     "Restricted  Junior Payment" means (a) any dividend or other  distribution, direct  or  indirect,  on  account  of any  shares  of any class of stock of any
Borrower  now or  hereafter  outstanding,  except a dividend  payable  solely in shares of that class of stock to the holders of that class,  (b) any redemption, retirement,  sinking fund or similar payment,  purchase or other acquisition for value,  direct or indirect,  of any shares of any class of stock of any Borrower now or hereafter  outstanding,  and (c) any payment made to retire, or to obtain the surrender of, any outstanding  warrants,  options or other rights to acquire shares of any class of stock of any Borrower now or hereafter outstanding.

     "Revolving  Credit  Commitment" means the commitment of a Lender to make or otherwise fund any Revolving Loan. The amount of each Lender's  Revolving Credit
Commitment,  if  any,  is set  forth  on  Exhibit  1.1(a)  or in the  applicable
Assignment  Agreement,  subject to any  adjustment or reduction  pursuant to the terms  and  conditions  hereof.  The  aggregate  amount  of the  Revolving  Loan
Commitments as of the Closing Date is $500,000.00.

     "Revolving Credit Commitment Period" means the period from the Closing Date to but excluding the Revolving Credit Commitment Termination Date.

     "Revolving Credit Commitment  Termination Date" means the earliest to occur of (a) the date  which is 6 months  after  the  Closing  Date,  (b) the date the
Revolving  Credit  Commitments are permanently  reduced to zero pursuant to this
Agreement,  (c) the date on which any Borrower  receives any cash in  connection with or as a result of the IRS Refund,  and (d) the date of the  termination  of the Revolving Credit Commitments pursuant to Section 8.1 and 8.2.

     "Revolving  Credit  Exposure"  means,  with respect to any Lender as of any date of  determination,  (a) prior to the  termination  of the Revolving  Credit
Commitments,  that  Lender's  Revolving  Credit  Commitment,  and (b)  after the termination  of the Revolving  Credit  Commitments,  the  aggregate  outstanding principal amount of the Revolving Loans of that Lender.

     "Revolving  Loan"  means a Loan made by a Lender to  Borrowers  pursuant to
Section 2.1(b).

     "Revolving Note" has the meaning stated in Section 2.3(c)(i).

     "Scheduled  Principal Payments" means, for any fiscal period, the aggregate amount of all principal  required to be paid by the Borrowers during such period under Section 2.5 herein in respect of the Term Loans.

     "Securities" means any stock, shares,  partnership interests,  voting trust certificates,  certificates of interest or participation  in any  profit-sharing agreement or arrangement,  options, warrants, bonds, debentures, notes, or other evidences of indebtedness,  secured or unsecured,  convertible,  subordinated or otherwise,  or in general any instruments  commonly known as "securities" or any certificates  of  interest,  shares or  participations  in  temporary or interim certificates  for the purchase or acquisition  of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Securities  Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "Security Agreement" has the meaning stated in Section 3.1(l).

     "Solvent"  means,  with  respect  to any  Person,  that  as of the  date of determination  both (a)(i) the sum of such Person's debt  (including  contingent liabilities)  does  not  exceed  the  value  of all of its  property,  at a fair valuation,  (ii) the present fair saleable  value of the property of such Person is not  less  than  the  amount  that  will  be  required  to pay  the  probable liabilities on such Person's then existing,  debts as they become absolute,  and matured,  (iii) such Person's capital is not  unreasonably  small in relation to its business or any contemplated or undertaken transaction; and (iv) such Person does not intend to incur, or believe (nor should it reasonably  believe) that it will incur,  debts  beyond its ability to pay such debts as they become due, and
(b) such  Person is  "solvent"  within the  meaning  given that term and similar terms under  applicable laws relating to fraudulent  transfers and  conveyances.
For purposes of this definition,  the amount of any contingent  liability at any time  shall be  computed  as the amount  that,  in light of all of the facts and circumstances  existing at such time,  represents the amount that can reasonably be expected to become an actual or matured  liability  (irrespective  of whether such  contingent  liabilities  meet the criteria for accrual under  Statement of
Financial Accounting Standard No. 5).

     "Subsidiary"   means,   with  respect  to  any  Person,   any  corporation,
partnership,  limited  liability  company,  association,  joint venture or other business  entity of which more than 50% of the total  voting  power of shares of stock or other ownership interests entitled (without regard to the occurrence of any  contingency)  to vote in the  election  of the Person or  Persons  (whether directors,  managers,  trustees or other Persons  performing  similar functions)
having the power to direct or cause the direction of the management and policies thereof is at the time owned or  controlled,  directly  or  indirectly,  by that
Person or one or more of the other  Subsidiaries of that Person or a combination thereof,  provided,  in determining the percentage of ownership interests of any
Person  controlled by another Person,  no ownership  interest in the nature of a
"qualifying share" of the former Person shall be deemed to be outstanding.

     "Tax" means any  present or future tax,  levy,  impost,  duty,  assessment, charge,  fee,  deduction or  withholding of any nature and whatever  called,  by whomsoever, on whomsoever and wherever imposed, levied,  collected,  withheld or assessed,  provided,  "Tax on the  overall  net  income"  of a  Person  shall be construed  as a  reference  to a tax imposed by the  jurisdiction  in which that
Person is  organized  or in which  that  Person's  applicable  principal  office
(and/or,  in the case of a Lender,  its  lending  office) is located or in which that Person (and/or, in the case of a Lender, its lending,  office) is deemed to be doing  business on all or part of the net income,  profits or gains  (whether worldwide,  or only insofar as such income,  profits or gains are  considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person
(and/or, in the case of a Lender, its applicable lending office).

     "Term  Loan"  means a Term Loan made by a Lender to  Borrowers  pursuant to
Section 2.1(a).

     "Term Loan  Amount"  means the amount of each  Lender's  Term Loan,  as set forth on Exhibit 1.1(b) or in the applicable  Assignment  Agreement,  subject to any  adjustment or reduction  pursuant to the terms and conditions  hereof.  The
aggregate   amount  of  the  Term  Loan  Amount  as  of  the  Closing   Date  is
$5,300,000.00.

     "Term Loan Exposure" means,  with respect to any Lender,  as of any date of determination,  the  outstanding  principal  amount  of the  Term  Loans of such
Lender.

     "Term Loan Maturity Date" means the earlier to occur of (a) August 6, 2007, and (b) the date  that all Term  Loans  shall  become  due and  payable  in full hereunder, whether by acceleration or otherwise.

     "Term Note" has the meaning stated in Section 2.3(c)(ii).

     "Total Utilization of Revolving Credit  Commitments"  means, as at any date of determination,  the aggregate  principal amount of all outstanding  Revolving
Loans.

     "Transfer" means a direct or indirect offer,  transfer,  sale,  assignment, pledge, hypothecation or other disposition of all or any interest.

     "Tridex" has the meaning stated in the Recitals of this Agreement.

     "UCC"  means the  Uniform  Commercial  Code (or any  similar or  equivalent legislation) as in effect in any applicable jurisdiction.

                                   ARTICLE II

                                      Loans
                                      -----

     Section 2.1. Loans.

     (a) Term Loans.

          (i) General.  As of the Closing  Date,  each Lender shall be deemed to have exchanged its loans under the Prior Credit Agreement for its Term Loan
     Amount. Any amount of Term Loans subsequently  repaid or prepaid may not be re-borrowed. Subject to Sections 2.6(a) and 2.7, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term
     Loan Maturity Date.

     (b) Revolving Loans.

          (i)  Revolving  Credit   Commitments.   During  the  Revolving  Credit
     Commitment  Period,  subject to and upon the terms and  conditions  hereof, each  Lender,  severally,  and not  jointly and  severally,  agrees to make
     Revolving  Loans  to  Borrowers  in the  aggregate  amount  up to  but  not exceeding such Lender's Revolving Credit Commitment;  provided,  that after giving  effect to the making of any  Revolving  Loans in no event shall the aggregate outstanding amount of Revolving Loans exceed the lower of (A) the
     Borrowing  Base then in effect and (B) the  aggregate  amount of  Revolving
     Credit  Commitments  then in  effect.  Amounts  borrowed  pursuant  to this
     Section 2.1(b) may be repaid and  re-borrowed  during the Revolving  Credit
     Commitment  Period.  Each Lender's Revolving Credit Commitment shall expire on the Revolving Credit Commitment Termination Date and all Revolving Loans
     and all other amounts owed  hereunder  with respect to the Revolving  Loans and the Revolving  Credit  Commitments  shall be paid in full no later than such date.

          (ii) Borrowing Mechanics for Revolving Loans.

               (A) Revolving Loans shall be made in an aggregate  minimum amount of $25,000 and integral multiples of $25,000 in excess of that amount.

               (B) Whenever  Borrowers desire that Lenders make Revolving Loans,
          Borrowers  shall deliver to Agent a fully  executed  Funding Notice no later than 10:00 a.m.  (New York City time) at least one  Business Day in advance of the proposed Borrowing Date.

               (C)  Notice of  receipt  of each  Funding  Notice in  respect  of
          Revolving  Loans,  together  with the amount of each Lender's Pro Rata
          Share thereof,  if any,  together with the  applicable  interest rate, shall be provided by Agent to each applicable Lender by facsimile with reasonable promptness,  but (provided,  Agent shall have received such notice by 10:00  a.m.  (New York City  time)) not later than 2:00 p.m.
          (New York City time) on the same day as Agent's receipt of such Notice from Borrowers.

               (D) Each  Lender  shall  make the  amount of its  Revolving  Loan available  to Agent no later than  12:00 p.m.  (New York City time) on the  applicable  Borrowing  Date by wire transfer of same day funds in
          Dollars,  at the Agent's Principal Office.  Except as provided herein, upon  satisfaction  or waiver of the  conditions  precedent  specified herein,  Agent  shall  make  the  proceeds  of  such  Revolving  Loans available to Borrowers on the applicable  Borrowing Date by causing an amount of same day funds in Dollars  equal to the proceeds of all such
          Revolving  Loans  received by Agent from Lenders to be credited to the account of Borrowers designated in writing to Agent by Borrowers.

               (E)  Pro  Rata  Shares.  All  Loans  shall  be  made  by  Lenders simultaneously  and  proportionately  to  their  respective  Pro  Rata
          Shares,  it being  understood  that no Lender shall be responsible for any default by any other Lender in such other  Lender's  obligation to make a  Loan  requested  hereunder  nor  shall  the  Revolving  Credit
          Commitment  of any Lender be  increased  or decreased as a result of a default by any other Lender in such other Lender's  obligation to make a Loan requested hereunder.

     Section 2.2. Use of Proceeds.  The proceeds of the Revolving  Loans made or issued  after  the  Closing  Date  shall  be used  by the  Borrowers  and  their
Subsidiaries  solely for working capital and general  corporate  purposes of the
Borrowers  and their  Subsidiaries.  No portion of the proceeds of any Borrowing shall be used by the Borrowers or any of their  Subsidiaries  in any manner that might  cause such  Borrowing  or the  application  of such  proceeds  to violate
Regulation  T,  Regulation  U or  Regulation  X of the Board of Governors of the
Federal  Reserve  System or any  other  regulation  thereof  or to  violate  the
Exchange  Act, in each case as in effect on the date or dates of such  Borrowing and such use of proceeds.

     Section 2.3. Evidence of Debt; Register; Lenders' Books and Records; Notes.

     (a) Lenders'  Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts  evidencing the Indebtedness of Borrowers to such
Lender,  including  the amounts of the Loans made by it and each  repayment  and prepayment in respect  thereof.  Any such  recordation  shall be conclusive  and binding on Borrower,  absent manifest error; provided,  failure to make any such recordation,  or any error in such  recordation,  shall not affect any  Lender's
Revolving  Credit  Commitments  or  Borrower's  Obligations  in  respect  of any applicable  Loans;  and  provided,  further,  in the event of any  inconsistency between the Register and any Lender's records,  the recordations in the Register shall govern.

     (b) Register.  Agent shall maintain at its Principal  Office a register for the  recordation of the names and addresses of Lenders and the Revolving  Credit
Commitments  and Loans of each  Lender from time to time (the  "Register").  The
Register  shall be available  for  inspection  by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Agent shall record in the Register the Revolving Credit  Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such  recordation  shall be conclusive and binding on Borrowers and each Lender, absent manifest error;  provided,  failure to make any such recordation,  or any error in such  recordation,  shall not  affect  any  Lender's  Revolving  Credit
Commitments or Borrower's Obligations in respect of any Loan.

     (c) Notes.  If so  requested  by any Lender by written  notice to Borrowers
(with a copy to Agent) at least two Business  Days prior to the Closing Date, or at any time  thereafter,  Borrowers  shall  execute  and  deliver to such Lender
(and/or,  if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.4) on the Closing Date (or, if such notice is  delivered  after the Closing  Date,  promptly  after  Borrower's receipt of such notice) (i) a promissory note, in the form of Exhibit  2.3(c)(i)
(each, a "Revolving  Note"), to evidence such Lender's Revolving Loan, or (ii) a promissory  note, in the form of Exhibit  2.3(c)(ii)  (each, a "Term Note"),  to evidence such Lender's Term Loan.

     Section 2.4. Interest on Loans.

     (a) Interest Rates.  Except as otherwise set forth herein,  each Loan shall bear interest on the unpaid  principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof at the Prime Rate, plus
2%.

     (b) Calculation of Interest  Rates.  Interest  payable  pursuant to Section
2.4(a) shall be computed on the basis of a 365-day or 366-day  year, as the case may be, for the actual  number of days  elapsed  in the period  during  which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the  first  day of an  interest  period  applicable  to such  Loan  shall  be included,  and the date of  payment  of such Loan or the  expiration  date of an interest period applicable to such Loan shall be excluded;  provided,  if a Loan is repaid on the same day on which it is made,  one day's interest shall be paid on that Loan.

     (c) Payment of Interest.

          (i) Except as  otherwise  set forth in clause (ii) below,  interest on each Loan shall be payable in  arrears on (A) each  Interest  Payment  Date applicable to that Loan, (B) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (C) at maturity, including final maturity.

          (ii)  Notwithstanding  the provisions of clause (i) above,  during the period from the Closing  Date  through the date which is 6 months after the
     Closing Date, on each Interest  Payment Date occurring  during such period, any interest payable on any Term Loan or Revolving Loan accrued and payable in accordance with the provisions of Section 2.4 hereof (each, an "Interest
     Payment") shall be payable either, as elected by the Borrower,  (A) in cash or (B) by increasing the outstanding  principal amount of such Term Loan or
     Revolving  Loan,  as the case may be,  by an amount  equal to the  Interest
     Payment due on such Interest  Payment Date. In the event that the Borrowers
     shall   elect  to  make  an   Interest   Payment  as  provided  in  Section
     2.4(c)(ii)(B),  then for all purposes of this Agreement, the amount of such
     Interest  Payment shall be deemed to have been loaned by the Lenders to the
     Borrowers on such  Interest  Payment Date and as of such  Interest  Payment
     Date, the outstanding  principal amount of the Term Loans and the Revolving
     Loan, as the case may be, shall be increased by the amount of such Interest
     Payment for all purposes of this Agreement.

     (d) Default Interest.  Upon the occurrence and during the continuance of an
Event of Default described in Section 8.1(a),  the principal amount of all Loans and, to the extent  permitted by  applicable  law, any interest  payments on the
Loans or any fees or other  amounts  owed  hereunder  not paid when due, in each case whether at stated  maturity,  by notice of prepayment,  by  acceleration or otherwise,  shall thereafter bear interest (including  post-petition interest in any proceeding  under the Bankruptcy Code or other  applicable  bankruptcy laws)
payable on demand at a rate that is 2% per annum in excess of the interest  rate otherwise  payable  hereunder with respect to the  applicable  Loans (or, in the case of any such  fees and  other  amounts,  at a rate  which is 2% per annum in excess of the interest rate otherwise payable  hereunder on the Loans).  Payment or acceptance of the  increased  rates of interest  provided for in this Section
2.4 is not a permitted  alternative to timely payment and shall not constitute a waiver of any Event of Default  or  otherwise  prejudice  or limit any rights or remedies of Agent or any Lender.

     Section 2.5. Repayment; Scheduled Payments.

     (a)  Repayment.  All of the Term Loans  shall be due and  payable,  and the
Borrowers shall be required to repay all of the Term Loans, plus all accrued and unpaid  interest on the  principal  amounts of the Term Loans,  on the Term Loan
Maturity  Date.  All of the  Revolving  Loans  shall  be due  and  payable,  the
Revolving Credit Commitments shall be reduced to zero and the Borrowers shall be required  to repay all of the  Revolving  Loans,  plus all  accrued  and  unpaid interest on the  principal  amounts of the  Revolving  Loans,  on the  Revolving
Credit Commitment Termination Date.

     (b) Scheduled  Payments.  The principal  amounts of the Term Loans shall be repaid in the amounts set forth below on each of dates set forth below:

       Date                             Term Loan Installments
       ----                             ----------------------

       August 6, 2003 and          $44,167.00 plus 1/120th of the amount of any
       each month thereafter       Interest Payments that have been added to the
                                   principal amount in accordance with
                                   Section 2.4(c)(ii)(B).

       August 6, 2007              Entire unpaid principal balance and all
                                   accrued interest and fees.

     Notwithstanding  the  foregoing,  such  installments  shall be  reduced  in connection  with any  optional  or  mandatory  prepayments  of the Term Loans in accordance with Sections 2.6 and 2.7.

     Section 2.6. Optional Prepayments.

     (a) Optional  Prepayments.  Any time and from time to time (i) with respect to Term Loans,  the Borrowers may prepay,  without premium or penalty,  any Term
Loans on any Business Day in whole or in part, in an aggregate minimum amount of
$25,000 and integral  multiples  of $25,000 in excess of that  amount,  and (ii)
with  respect to  Revolving  Loans,  Borrowers  may prepay,  without  premium or penalty,  any  Revolving  Loans  on any  Business  Day in whole or in part in an aggregate minimum amount of $25,000 and integral  multiples of $25,000 in excess of that amount.

     (b) Notice of Optional Prepayment.  All such prepayments shall be made upon not less than one Business  Day's prior  written or telephonic  notice,  in each case given to Agent by 12:00 p.m. (New York City time) on the date required and, if given by  telephone,  promptly  confirmed in writing to Agent (and Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving
Loans,  as the case may be, by facsimile or telephone to each Lender).  Upon the giving of any such notice,  the principal  amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

     Section 2.7. Mandatory Prepayments; Mandatory Commitment Reductions.

     (a)  Consolidated  Excess  Cash  Flow.  In the event  that  there  shall be
Consolidated  Excess Cash Flow at any time after the Closing Date, the Borrowers shall prepay the Term Loans as follows:

          (i) during the period from the Closing Date through December 31, 2002, the Borrowers shall pay 25% of the  Consolidated  Excess Cash Flow for such period to prepay the outstanding Term Loans,  such amount to be paid on the first Interest Payment Date following such period; and

          (ii) during each Fiscal Quarter during the period from January 1, 2003 through  the date on which the Term Loans  shall have been  repaid in full, the Borrowers shall pay 25% of the  Consolidated  Excess Cash Flow for each such Fiscal Quarter to prepay the outstanding Term Loans, such amount to be paid at the same time as the reports or financial statements required under
     Section  5.1 herein are due or on the date on which the Terms  Loans  shall have been repaid in full, as the case may be; and

          (iii)  during each Fiscal Year during the period from  January 1, 2003 through  the date on which the Term Loans  shall have been  repaid in full, the Borrowers shall pay 50% of the  Consolidated  Excess Cash Flow for such
     Fiscal Year to prepay the outstanding Term Loans, such amount to be paid at the same time as the reports or financial statements required under Section
     5.1 herein are due or on the date on which the Terms  Loans shall have been repaid  in full,  as the  case may be;  provided,  however,  that  payments actually made by the  Borrowers  under clause (ii) above during such period shall be credited to the required prepayments under this clause (iii).

     (b) IRS  Refund.  In the event that the  Borrowers  shall  receive  the IRS
Refund, the Borrowers shall, within 5 days of receiving such IRS Refund,  prepay any outstanding  Revolving Loans in the aggregate amount of such IRS Refund, and the aggregate Revolving Credit Commitment shall be permanently be reduced by the amount of any such IRS Refund.

     (c) Revolving Loans. Borrowers shall from time to time prepay the Revolving
Loans to the  extent  necessary  so that the  aggregate  outstanding  amount  of
Revolving Loans does not at any time exceed the lesser of (i) the Borrowing Base then in effect and (ii) the aggregate amount of the Revolving Credit Commitments then in effect.

     (d) Prepayment  Certificate.  Concurrently with any prepayment of the Loans and/or reduction of the Revolving Credit Commitments  pursuant to Section 2.7(a)
or (b),  Borrowers shall deliver to Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of Consolidated  Excess Cash Flow or the amount of the IRS  Refund,  as the case may be. In the event that  Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such  certificate,  Borrowers  shall  promptly  make an  additional prepayment of the Loans in an amount equal to such excess,  and Borrowers  shall concurrently  therewith deliver to Agent a certificate of an Authorized  Officer demonstrating the derivation of such excess.

     Section 2.8. Application of Prepayments.

     (a)  Application  of  Optional  Prepayments.  Any  prepayment  of any  Loan pursuant to Section  2.6(a)  shall be applied as  specified  by Borrowers in the applicable  notice  of  prepayment;  provided  in the event  Borrowers  fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall  prepay  each  scheduled  installment  of  principal  on the Term Loans in inverse order of due date.

     (b)  Application of Mandatory  Prepayments.  Any amount required to be paid pursuant to Section 2.7 shall be applied to prepay each scheduled installment of principal  on the Term  Loans in  inverse  order of due date to the full  extent thereof,  and then to prepay the Revolving  Loans to the full extent thereof and to  permanently  reduce the Revolving  Credit  Commitments by the amount of such prepayment.

     Section 2.9. General Provisions Regarding Payments.

     (a) Payments.  All payments by Borrowers of principal,  interest,  fees and other Obligations  shall be made in Dollars in same day funds,  without defense, setoff or counterclaim,  free of any restriction or condition,  and delivered to
Agent not later  than  12:00  p.m.  (New York City  time) on the date due at the
Agent's Principal Office for the account of Lenders. All funds received by Agent after that time on such due date shall be deemed to have been paid by  Borrowers on the next succeeding Business Day.

     (b)  Non-Conforming  Payments.  The Agent  shall deem any  payment by or on behalf of Borrowers  hereunder that is not made in same day funds prior to 12:00
p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be  deemed to have been  received  by Agent  until the later of (i) the time such funds become  available  funds,  and (ii) the applicable next Business Day.
Agent shall give  prompt  telephonic  notice to  Borrowers  and each  applicable
Lender   (confirmed   in  writing)  if  any  payment  is   non-conforming.   Any
non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section  8.1(a).  Interest shall continue to accrue on any principal as to which a  non-conforming  payment is made until such funds become  available  funds (but in no event less than the period  from the date of such  payment  to the  next  succeeding  applicable  Business  Day) at the  rate determined pursuant to Section 2.4 from the date such amount was due and payable until the date such amount is paid in full.

     (c) Payments to Include  Accrued  Interest.  All payments in respect of the principal  amount of any Loan  (whether  Mandatory  or Optional)  shall  include payment of accrued  interest on the principal  amount being,  repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when  interest  is due and  payable  with  respect to such Loan) shall be applied to the payment of interest before application to principal.

     (d) Distributions by Agent. Agent shall promptly  distribute to each Lender at such  address  as such  Lender  shall  indicate  in  writing,  such  Lender's applicable  Pro Rata Share of all payments  and  prepayments  of  principal  and interest due hereunder,  together with all other amounts due thereto, including, without  limitation,  all fees  payable  with  respect  thereto,  to the  extent received by Agent.

     (e)  Business  Days.  Whenever  any payment to be made  hereunder  shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

                                   ARTICLE III

                              Conditions Precedent
                              --------------------

     Section 3.1. Closing Date. The obligation of any Lender to make any Loan on the Closing Date is subject to the  satisfaction,  or waiver in accordance  with
Section 10.1, of the following conditions on or before the Closing Date:

     (a) Secretary's Certificate. The Agent shall have received a certificate of the secretary or assistant secretary, the manager or the general partner, as the case may be, of each Credit  Party,  each  substantially  in the form of Exhibit
3.1(a),  with  respect to (i) the  articles  of  incorporation,  certificate  of formation or  certificate  of limited  partnership,  as the case may be, of such
Credit  Party,  (ii) the  bylaws,  operating  agreement  or limited  partnership agreement,  as the case may be, of such Credit Party,  (iii) the  resolutions of the board of directors,  manager or general partner, as the case may be, of such
Credit  Party  approving  each Credit  Document to which such Credit  Party is a party and the other  documents  to be  delivered  by such Credit Party under the
Credit  Documents and the  performance  of the  obligations of such Credit Party thereunder,  and (iv) the  names and true  signatures  of the  officers  of such
Credit Party or such other persons  authorized  to sign each Credit  Document to which such Credit Party is a party and the other documents to be delivered by it under the Credit Documents.

     (b) Organizational and Capital Structure.  The organizational structure and the capital structure of the Borrowers and their  Subsidiaries,  shall be as set forth on Schedule 4.5.

     (c) Good  Standing  Certificates.  The Agent  shall  have  received  a good standing  certificate  from  the  applicable  Governmental  Body of each  Credit
Party's  jurisdiction  of  incorporation,  organization or formation and in each jurisdiction  in which it is qualified as a foreign  corporation or other entity to do business, each dated a recent date prior to the Closing Date.

     (d) Plan of  Reorganization.  The Plan of  Reorganization  for  Tridex  and
Progressive shall have been confirmed by the Bankruptcy Court and the Bankruptcy
Court shall have entered the Confirmation  Order which Order shall have become a
Final Order.

     (e)  Consents.  The Agent shall have  received  copies of all  Consents set forth on Schedule  4.4, and each such Consent  shall be in full force and effect and in form and substance reasonably satisfactory to Agent.

     (f) Financial  Statements;  Projections.  The Agent shall have received (i)
the Financial Statements, and (ii) the Projections.

     (g) Plan of Merger. The merger of Tridex with and into Parent in accordance with the Plan of Merger shall have become effective.

     (h) Evidence of Insurance.  Agent shall have  received a  certificate  from
Borrower's  insurance  broker  or  other  evidence  satisfactory  to it that all insurance required to be maintained pursuant to Section 5.9 is in full force and effect and that Agent,  for the benefit of Lenders has been named as  additional insured and loss payee thereunder to the extent required under Section 5.9.

     (i) Opinions of Counsel.  The Agent and the Lenders  shall have received an originally executed copy of the written opinion of Hinckley, Allen & Snyder LLP, counsel for Credit Parties, in the form of Exhibit 3.1(i), and otherwise in form and substance reasonably satisfactory to Agent.

     (j)  Closing  Date  Certificate.  Agent shall have  received an  originally executed Closing Date  Certificate,  in the form of Exhibit 3.1(j) (the "Closing
Date Certificate"), from the Borrower, together with all attachments thereto.

     (k) UCC  Financing  Statements.  Agent shall have  received  UCC  Financing
Statements,  duly executed by each  applicable  Credit Party with respect to all personal and mixed property  Collateral of such Credit Party,  for filing in all jurisdictions  as may be necessary  or, in the opinion of Agent,  desirable,  to perfect  the  security  interests  created in such  Collateral  pursuant  to the
Collateral Documents.

     (l)  Security  Agreement.  The  Agent  shall  have  received  the  Security
Agreement,  in the form of  Exhibit  3.1(l)  (the  "Security  Agreement"),  duly executed and delivered by the Borrowers.

     (m)  Security  Collateral.  The Agent  shall  have  received  certificates, instruments and promissory notes (which certificates, instruments and promissory notes  shall be  accompanied  by  instruments  of transfer  or  assignment  duly endorsed in blank and  otherwise in form and  substance  satisfactory  to Agent)
representing  or  evidencing  all Security  Collateral  pledged  pursuant to the
Security Agreement.

     (n) Other  Actions  to Perfect  Security  Interests.  The Agent  shall have received  evidence that each Credit Party shall have taken or caused to be taken any other action,  executed and delivered or caused to be executed and delivered any other agreement,  document and instrument, and made or caused to be made any other filing and recording (other than as set forth herein) reasonably  required by Agent.

     (o) Borrowing Base  Certificate.  If the Borrowers  desire that the Lenders make  Revolving  Loans on the Closing  Date,  the Agent  shall have  received an initial Borrowing Base Certificate,  in the form of Exhibit 3.1(o) (a "Borrowing
Base Certificate") satisfactory to the Agent.

     (p) Other Information. The Agent shall have received any other financial or non-financial  information regarding the Borrowers and their Subsidiaries as the
Agent or any Lender may reasonably request.

     (q)  Proceedings.  All proceedings  taken or to be taken in connection with the  transactions  contemplated  by this Agreement  shall be satisfactory to the
Agent and its counsel.

     Section 3.2. Conditions to Each Borrowing. The obligation of each Lender to make any Loan on any Borrowing Date,  including the Closing Date, are subject to the  satisfaction,  or waiver in accordance  with Section 10.1, of the following conditions precedent:

     (a) Funding  Notice.  The Agent shall have  received a fully  executed  and delivered  Funding  Notice,  in the form of  Exhibit  3.2(a)  (each,  a "Funding
Notice"), as provided in Section 2.1.

     (b)  Representations  and  Warranties.  As  of  such  Borrowing  Date,  the representations, warranties and covenants of the Credit Parties contained in the
Credit  Documents  shall be true,  correct and  complied  with on and as of that
Borrowing Date.

     (c) No Default or Event of Default.  As of such  Borrowing  Date,  no event shall have occurred and be continuing or would result from the  consummation  of the applicable Borrowing that would constitute an Event of Default or a Default.

     (d)  Consents.  The Agent  shall  have  received  such  Consents  and other information,  approvals, opinions or documents reasonably requested by the Agent in connection with such Borrowing;

     (e)  Available  Commitment.  After  making  the  Loans  requested  on  such
Borrowing Date, the Total Utilization of Revolving Credit  Commitments shall not exceed the aggregate amount of Revolving Credit Commitments then in effect;

     (f) Use of Proceeds.  The Borrowers  shall have confirmed that the proceeds of such  Borrowing  shall be used  only in  accordance  with the  provisions  of
Section 2.2;

     (g) No Material  Adverse  Effect.  No Material  Adverse  Effect  shall have occurred; and

     (h)  Borrowing  Base  Certificate.  The Agent shall have received a current
Borrowing Base Certificate.

                                   ARTICLE IV

                         Representations and Warranties
                         ------------------------------

     In order to induce the  Lenders to enter  into this  Agreement  and to make each  Borrowing to be made  thereby,  each Credit Party  hereby  represents  and warrants to each  Lender,  on the  Closing  Date and on each  Borrowing  Date as follows.

     Section  4.1.  Existence  and Power.  Each of the Credit  Parties  (a) is a
corporation,  limited liability company or limited partnership,  as the case may be, duly organized,  validly existing and in good standing under the laws of the jurisdiction of its  organization,  (b) is duly qualified under the laws of each jurisdiction  in which  qualification  is required to own,  lease or license its assets and  properties  and to carry on its business,  and (c) has all necessary corporate,  limited liability company or partnership,  as the case may be, power and authority  required to own, lease or license its assets and  properties,  to carry on its business  and to execute and deliver  each of the Credit  Documents and to consummate the transactions  contemplated thereby,  except in the case of
clauses  (b)  and  (c)  where  the  failure  to  have  such   status,   license,
qualification  or authority  could not reasonably be expected to have a Material
Adverse Effect.

     Section 4.2.  Authorization;  Binding Effect. The execution and delivery by the Credit Parties of each of the Credit  Documents to which such Credit Parties are a party,  the performance by the Credit Parties of their  obligations  under such Credit  Documents and the  consummation  of the  transactions  contemplated thereby has been duly authorized by all necessary  corporate,  limited liability company  or  partnership,  as the case may be,  action on the part of the Credit
Parties.  No other  proceedings on the part of any Credit Party are necessary to approve and adopt the Credit  Documents  or to approve the  consummation  of the transactions  contemplated  thereby.  Each of the Credit  Documents is, or, when executed and delivered in accordance  with this Agreement will be, legal,  valid and binding  obligations  of the Credit Parties  enforceable  against the Credit
Parties in accordance  with its terms,  except that such  enforcement (a) may be
limited  by  bankruptcy,   insolvency,  moratorium  or  similar  laws  affecting
creditors'  rights generally and (b) is subject to the availability of equitable remedies,  as  determined  in the  discretion  of the court  before which such a proceeding may be brought.

     Section 4.3. Contravention. Neither the execution, delivery and performance of the  Credit  Documents  by the Credit  Parties  nor the  consummation  of the transactions  contemplated thereby will (with or without notice or lapse of time or both) (a)  conflict  with,  violate  or breach  any  provision  of any Credit
Party's  certificate  of  incorporation  or bylaws,  certificate of formation or operating  agreement  or  certificate  of  limited  partnership  or  partnership agreement,  as the case  may be,  (b)  conflict  with,  violate  or  breach  any
Regulation by which the Credit  Parties or any of their assets or properties may be bound or affected,  (c) conflict  with,  breach or result in a default under, result  in the  acceleration  of,  or  give  rise  to a  right  of  termination, cancellation,  modification  or  acceleration  or require any notice under,  any material  contract or agreement to which any Credit Party or any of their assets or properties may be bound or affected, (d) result in or require the creation or imposition of any Lien on any of the Credit  Parties'  assets or properties,  or
(e) result in a Material Adverse Effect.

     Section 4.4. Consents. As of (a) the date of this Agreement, except for the
Consents set forth on Schedule 4.4, and (b) the Closing Date,  all Consents have been  obtained  which are required or advisable in  connection  with (i) the due execution  and delivery by the Credit  Parties of the Credit  Documents  and the
performance  of  the  Credit  Parties'  obligations   thereunder  and  (ii)  the
consummation of the transactions contemplated by the Credit Documents.

     Section 4.5.  Capitalization  of the  Borrowers.  Immediately  prior to the consummation  of the Plan of Merger,  which shall take place on the Closing Date and is a condition  precedent  set forth in Section  3.1(g)  herein,  Tridex had total authorized  capital stock consisting of 10,000,000 shares of common stock, no par  value,  of which  5,654,289  shares  were  issued and  outstanding,  and
2,000,000 shares of preferred stock,  $1.00 par value, of which none were issued and  outstanding.  All of the issued and  outstanding  shares of common stock of
Tridex   were  duly   authorized,   validly   issued  and  are  fully  paid  and
nonassessable.  The authorized Capital Stock of Parent consists of (i) 5,000,000 shares of common  stock,  of which  4,200,000 are  designated  Series A of which approximately  3,769,530  shares are issued and  outstanding,  and (ii)  800,000 shares are  designated as Series B, of which  approximately  376,953  shares are issued and outstanding,  and (iii) 1,000,000 shares of preferred stock, of which none are issued and  outstanding.  All of the issued and  outstanding  shares of common stock and preferred stock have been duly  authorized,  validly issued and are fully paid and  nonassessable.  Except for such  shares of common  stock and preferred  stock,  there are no shares of Capital Stock of the Parent issued and outstanding. The authorized Capital Stock of Progressive consists of (i) 100,000 shares of common stock, of which 10,000 shares are issued and  outstanding.  All of the issued and outstanding  shares of common stock have been duly authorized, validly issued and are fully paid and  nonassessable.  Except for such shares of common  stock and  preferred  stock,  there are no  shares of  Capital  Stock of
Progressive issued and outstanding.

     Section 4.6. Subsidiaries and Other Securities.

     (a) Subsidiaries.  Schedule 4.6(a) sets forth a true,  correct and complete list of each  Subsidiary of the Borrower,  showing (i) the  jurisdiction  of its organization and jurisdictions in which it is qualified to do business, (ii) the number of shares of Capital  Stock of each class (A)  authorized  and (B) issued and outstanding, (iii) the percentage of the outstanding shares of Capital Stock of each Subsidiary owned directly or indirectly by the Borrower,  (iv) the names of the record  holders of each class of  outstanding  shares of Capital Stock of the Subsidiaries and the number of such shares held by each such holder, (v) the number of shares of Capital Stock of each Subsidiary  covered by all outstanding options,  warrants,  rights of conversion or purchase,  and similar rights, (vi)
the percentage of those options, warrants or rights owned directly or indirectly by the  Borrower,  and (vii) the names of the record  holders  of such  options, warrants and rights and the number of such options,  warrants and rights held by each such holder.

     (b) Subsidiary  Capital Stock.  All outstanding  shares of Capital Stock of
each  Subsidiary  are  duly   authorized,   validly   issued,   fully  paid  and
nonassessable  and are free of any preemptive rights and, except as set forth on
Schedule 4.6(a), are owned,  directly or indirectly,  beneficially and of record by the  Borrower(s)  free and clear of all Liens and any  options,  warrants and other  rights,  other than the  Permitted  Liens created by and under the Credit
Documents.

     (c)  Securities.  Schedule  4.6(c) sets forth a true,  correct and complete list and  description  of all  Securities in which the Borrowers or any of their
Subsidiaries has an interest.  Each of the Securities  listed on Schedule 4.6(c)
that is an equity Security is duly  authorized,  validly issued,  fully paid and non-assessable.  Each of the Securities listed on Schedule 4.6(c) that is a debt
Security is duly authorized and validly issued and constitutes the legal,  valid and binding obligation of the issuer thereof and each guarantor thereof.  All of the Securities listed on Schedule 4.6(c) are owned,  beneficially and of record, by the Borrower(s) or one of its Subsidiaries.

     (d) No Assets.  Allu Realty Trust, a  Massachusetts  business  trust,  is a wholly owned subsidiary of the Parent and is a non-operating  entity that has no assets  other than any interest it may have in and to the  adversary  proceeding commenced  under the  Parent's  Bankruptcy  Case  encaptioned  "Ark CLO  2000-1,
Limited v. 100 Foley  Street,  Inc.  and Tridex  Corporation",  Adv.  Proc.  No.
02-5031( AHWS),  currently pending in the United States Bankruptcy Court for the
District of Connecticut,  Bridgeport  Division.  RIL Corporation,  a Connecticut
corporation,  is a wholly owned  subsidiary of the Parent and is a non-operating entity  that has no assets  other than (a) that  certain  Promissory  Note dated
January  21,  2000,  executed  by  Samuel T.  Jenkins,  an  individual,  and STJ
Holdings,  LLC, a Connecticut limited liability company, and made payable to the order of RIL Corporation in the stated  principal amount of One Hundred Thirteen
Thousand and 00/100 Dollars  ($113,000.00) and (b) a mortgage from STJ Holdings,
LLC to RIL  Corporation  dated January 21, 2000 and recorded in Volume 853, Page
195 of the Bloomfield Land Records.

     Section 4.7. Financial Information.

     (a) [Reserved]

     (b) Other  Financial  Statements.  The  statements of  operations,  for the period from the Petition Date through June 30, 2002, of Tridex and  Progressive, copies of which are  attached  hereto  as  Schedule  4.7(b),  were  prepared  in accordance  with the  requirements of the Bankruptcy Code and fairly present the results of operations, of Tridex and Progressive for such period.

     (c) Accounts  Receivable.  Schedule  4.7(c) sets forth a true,  correct and complete  accounts  receivable  of  Tridex  and  Progressive  as of  the  Friday immediately preceding the Closing Date.

     (d)  Projections.  The projections of the Borrowers and their  Subsidiaries for the  current (as of the Closing  Date)  Fiscal Year  through the 2005 Fiscal
Year (the "Projections"),  a copy of which is attached hereto as Exhibit 4.7(d), were  prepared  based  on  good  faith  estimates  and  assumptions  made by the management of the Borrower;  provided,  the  Projections are not to be viewed as facts and that  actual  results  during  the  period or  periods  covered by the
Projections  may differ from such  Projections  and that the  differences may be material;  provided further,  as of the Closing Date, the Borrowers believe that the Projections are reasonable and attainable.

     Section  4.8.  Taxes.  Except as set  forth in  Schedule  4.8,  each of the
Borrowers  and their  Subsidiaries  has timely  filed all Tax  returns  that are required  to be filed by them and have  timely  paid all  Taxes due and owing by them.  All such Tax returns were  correct and complete in all material  respects when filed. The charges, accruals and reserves on the books of the Borrowers and each of their  Subsidiaries  in respect of Taxes are  accurate  and adequate and were  calculated  in the  ordinary  course  of  business  consistent  with  past practice.

     Section 4.9.  Litigation.  Except as set forth on Schedule 4.9, there is no
Action (a)  against  the  Borrowers  or any of their  Subsidiaries,  or (b) that questions  the  validity  of any of the Credit  Documents  or that  involves  or relates to any of the transactions contemplated thereby, or (c) affecting any of the Credit  Parties' assets or properties.  Except as specifically  indicated on
Schedule  4.9,  none of the matters  disclosed  on Schedule 4.9 has had or could reasonably be expected to have a Material Adverse Effect.

     Section  4.10.  Permits;  Compliance  With Laws.  The Borrowers and each of their  Subsidiaries,  as the case may be,  own,  hold or  possess  all  material
Permits  necessary or advisable to entitle them to own,  lease,  operate and use their  properties  and assets and to carry on and conduct their business at full capacity,  and all such  Permits are validly  held and in full force and effect, except for those  Permits,  the failure of which to have could not reasonably be expected to have a Material Adverse Effect. The Borrowers and their Subsidiaries are in  compliance  in all material  respects  with each  Regulation  and Permit applicable to the Borrower,  its Subsidiaries,  their operations or their assets or properties.

     Section 4.11. Absence of Certain Changes or Events.  Except as contemplated by the Plan of  Reorganization,  since the date of the  Confirmation  Order, (a)
there has not occurred a Material  Adverse  Effect or any event or  circumstance which could reasonably be expected to have, a Material  Adverse Effect,  (b) the
Borrowers and each of their Subsidiaries have conducted its business only in the ordinary course consistent with past practice,  and (c) none of the Borrowers or any of their  Subsidiaries  has (i)  Transferred  any  material  portion  of its properties  or assets or permitted  any of their  properties or assets to become subject to any Liens or suffered to exist any Lien on any of their properties or assets, or (ii) directly or indirectly declared,  ordered,  paid or made, or set apart any sum or property for, any Restricted  Junior Payment or agreed to do so except as expressly permitted pursuant to Section 6.4.

     Section 4.12. Assets.

     (a) The Assets.  Each of the Borrowers or one of its  Subsidiaries (i) owns or  leases,  (ii) has the legal  and  valid  right to use and (iii) has good and marketable title to or leasehold interest in, free and clear of all Liens (other than Liens  disclosed  in the  financial  statements  or as may be  permitted or created under the Credit Agreement),  all of the properties and assets, tangible or intangible,  including,  without limitation,  all real property,  leaseholds, equipment,  fixtures,  inventory,  contract  rights,  intellectual  property and personal  property (x) used in or necessary for the conduct of their businesses, and (y) reflected in the financial  statements referred to in Section 4.7 (other than any  properties  or assets  disposed of in the ordinary  course of business consistent with the past practices of Borrowers and their Subsidiaries).

     (b) Real  Property  and  Leaseholds.  Schedule  4.12(b)  sets forth a true, correct and complete  list and location of all real  property and  leaseholds in which the Borrowers or any of their Subsidiaries has an interest.  Except as set forth on Schedule  4.12(b),  none of such real property is subject to any lease, sublease or other similar arrangement.

     Section 4.13. Environmental Matters.

     (a) No  Environmental  Liability.  Except as set forth on Schedule 4.13, to the best  knowledge  of the  Borrowers,  none of the  Borrowers  or any of their
Subsidiaries has any actual,  alleged or contingent  liability or obligation (A)
relating to the  violation,  or alleged  violation of any  Environmental  Law or
Permit, (B) with respect to, or relating to, the generation, presence, disposal, release,  threatened  release,  handling,  transportation,  treatment,  storage, cleanup  or  contamination  of or by any  Hazardous  Material  at  any  Relevant
Property,  or (C) with  respect to, or relating  to, the cleanup of any Relevant
Property (any such  liability or obligation  referred to in clauses (A), (B) and
(C) being an "Environmental Liability").

     (b) Basis for Environmental  Claims.  None of the Borrowers or any of their
Subsidiaries has been identified or listed as a potentially responsible party or a  responsible  party under the federal  Comprehensive  Environmental  Response,
Compensation and Liability Act or any other  Environmental  Law, nor have any of the Borrowers or any of their Subsidiaries received any information request from a  Governmental  Body  under any  Environmental  Law.  There are no  underground storage  tanks,  storing  or  previously  storing  Hazardous  Materials  at  any property, site or facility currently or, to the best knowledge of the Borrowers, previously  owned,  leased  or  operated  by  the  Borrowers  or  any  of  their
Subsidiaries.  To the best knowledge of the Borrowers,  there are no conditions, occurrences or activities  which could  reasonably be expected to form the basis of an Environmental Liability against the Borrowers or any of their Subsidiaries that,  individually or in the aggregate,  could reasonably be expected to have a
Material Adverse Effect.

     Section 4.14. Material  Contracts.  Except for defaults arising as a result of the filing or commencement of the Bankruptcy  Cases, none of the Borrowers or any of their  Subsidiaries  is in  default  in the  performance,  observance  or fulfillment of any of the obligations,  covenants or conditions contained in any of the material  contracts and agreements to which the Borrowers or any of their
Subsidiaries is a party or by which they or any of their  properties,  assets or rights  are or may be  bound  or  subject  (the  "Material  Contracts"),  and no condition exists which,  with the giving of notice or the lapse of time or both, could  constitute  such a  default,  except  where the  consequences,  direct or indirect,  of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     Section 4.15. Indebtedness and Liens.

     (a)  Schedule of  Indebtedness.  Schedule  4.15(a) sets forth a correct and complete list of (i) all Indebtedness in respect of which any Credit Party is in any manner directly or  contingently  obligated,  (ii) the maximum  principal or face amounts of the Indebtedness  outstanding or which may be outstanding  under each of those agreements and other arrangements,  and (iii) the maturity date of such Indebtedness.

     (b) Lien Schedule.  Schedule 4.15(b) sets forth a correct and complete list of all Liens on assets or property owned, leased, licensed or used by any of the
Credit  Parties.  The Borrowers  have delivered to Lender a correct and complete copy of each instrument,  agreement, judgment or other evidence giving rise to a
Lien.

     Section 4.16. Insurance.  The Borrowers,  their Subsidiaries,  all of their assets and  properties  and their  businesses are covered by valid and currently effective  insurance  policies  or  binders  of  insurance,  including,  without
limitation,   general  liability   insurance,   property   insurance,   workers'
compensation insurance and business interruption  insurance,  issued in favor of the Borrowers or one of their Subsidiaries, in each case, with financially sound and  reputable  insurance  companies  and in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged  in  business  and  operations  substantially  similar  to  those of the
Borrowers and their Subsidiaries. Section 1.1.

     Section  4.17.  Governmental  Regulation.  None of the  Borrowers or any of
their  Subsidiaries  is subject to regulation  under the Public Utility  Holding
Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940
or under any other federal or state  statute or  regulation  which may limit its ability to incur  Indebtedness or which may otherwise  render all or any portion of the  Obligations  unenforceable.  None  of  the  Borrowers  or  any of  their
Subsidiaries is a "registered  mezzanine  company" or company  "controlled" by a
"registered  investment  company" or a "principal  underwriter" of a "registered investment  company" as such terms are defined in the Investment  Company Act of
1940.

     Section  4.18.  Margin  Stock.  None  of the  Borrowers  or  any  of  their
Subsidiaries is engaged principally,  or as one of its important activities,  in the business of extending  credit for the purpose of  purchasing or carrying any
Margin Stock.

     Section  4.19.  Employee  Matters.  None of the  Borrowers  or any of their
Subsidiaries  is engaged in any unfair labor  practice that could  reasonably be expected  to have a  Material  Adverse  Effect.  There  is (a) no  unfair  labor practice  complaint pending against the Borrowers or any of their  Subsidiaries, or to the Knowledge of the Borrower,  threatened  against any of them before the
National  Labor  Relations  Board and no  grievance  or  arbitration  proceeding arising out of or under any collective  bargaining  agreement that is so pending against the  Borrowers or any of their  Subsidiaries  or to the Knowledge of the
Borrower,  threatened  against  any of them,  (b) no strike or work  stoppage in existence or threatened  involving  the  Borrowers or any of their  Subsidiaries that could reasonably be expected to have a Material Adverse Effect,  and (c) to the Knowledge of the Borrower,  no union  representation  question existing with respect to the employees of the Borrowers or any of their  Subsidiaries  and, to the Knowledge of the  Borrower,  no union  organization  activity that is taking place,  except (with  respect to any matter  specified in clause (a), (b) or (c)
above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

     Section 4.20.  Employee  Benefit  Plans.  Each of the Borrowers and each of their  Subsidiaries  and  each  of  their  respective  ERISA  Affiliates  are in
compliance  in  all  material  respects  with  all  applicable   provisions  and
requirements  of ERISA and the  Internal  Revenue Code and the  regulations  and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan in all material respects. Each Employee Benefit Plan which is intended to qualify under
Section  401(a)  of the  Internal  Revenue  Code is so  qualified.  No  material liability  to the PBGC (other than  required  premium  payments),  the  Internal
Revenue Service,  any Employee Benefit Plan or any Trust established under Title
IV of ERISA has been or is expected to be  incurred by the  Borrowers  or any of their Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably  expected to occur. Except to the extent required under Section
4980B of the Internal  Revenue Code or similar state laws,  no Employee  Benefit
Plan provides health or welfare  benefits  (through the purchase of insurance or otherwise)  for any  retired  or former  employee  of the  Borrower,  any of its
Subsidiaries or any of their respective ERISA Affiliates.  As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit  liabilities
(as defined in Section  4001(a)(18) of ERISA),  individually or in the aggregate for all Pension Plans  (excluding for purposes of such  computation  any Pension
Plans with respect to which assets exceed benefit liabilities),  does not exceed
$25,000.  As of the most recent valuation date for each  Multiemployer  Plan for which  the  actuarial  report  is  available,  the  potential  liability  of the
Borrower,  its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such  Multiemployer  Plan (within the meaning of Section 4203 of
ERISA),  when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section
4221(e) of ERISA,  does not exceed  $25,000.  Each of the Borrower,  each of its
Subsidiaries  and  each  of  their  ERISA  Affiliates  have  complied  with  the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material  "default" (as defined in Section  4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

     Section 4.21.  Certain Fees. No broker's or finder's fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

     Section 4.22.  Solvency.  Each Credit Party is and, upon the  incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

     Section 4.23. No Misstatements or Omissions.  No information,  certificate, schedule or report furnished or to be furnished by the Borrowers or any of their
Subsidiaries (or by their employees,  representatives,  counsel,  accountants or other professionals) to the Agent or the Lenders or any of their representatives in connection with (a) the  transactions  contemplated by the Credit  Documents,
(b)  the   preparation  or  negotiation  of  any  Credit  Document  or  (c)  the satisfaction  of any  conditions  set  forth  in  any  Credit  Documents  and no representation or warranty contained in the Credit Documents,  contained or will contain,  as the case may be, any  material  misstatement  of fact or omitted or will omit, as the case may be, to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

     Section  4.24.  Full  Disclosure.  There  are no  facts  pertaining  to the
Borrower, its Subsidiaries, their assets or properties or their businesses which could  reasonably be expected to have a Material  Adverse  Effect and which have not been disclosed in this Agreement.  None of the representations or warranties of the Borrowers or any of their Subsidiaries  contained in the Credit Documents is untrue or incorrect.  There is no  information  which would  contradict or is inconsistent  with any  representation  or  warranty of the  Borrowers  or their
Subsidiaries contained in the Credit Documents.

                                   ARTICLE V

                              Affirmative Covenants
                              ---------------------

     Each Credit Party covenants and agrees that so long as any Revolving Credit
Commitment  is in effect  and until  payment  in full of all  Obligations,  each
Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article V.

     Section 5.1.  Financial  Statements and Other  Reports.  The Borrowers will deliver to Agent and Lenders:

     (a) Monthly Reports. As soon as available,  and in any event within 15 days after the end of each month ending after the Closing Date, (i) the  consolidated balance  sheet of the  Borrowers  and their  Subsidiaries  as at the end of such month and the related  consolidated  statements  of income of the  Borrowers and their  Subsidiaries  for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative  form the  corresponding  figures  from the  Financial  Plan for the current Fiscal Year, to the extent prepared on a monthly basis, and,  commencing with the first full month  following the first  anniversary of the Closing Date, the corresponding  figures for the corresponding  periods of the previous Fiscal
Year, all in reasonable detail,  together with a Financial Officer Certification and a brief  narrative  with respect  thereto  highlighting  and/or  summarizing unusual or  prominent  items,  and (ii) the accounts  receivable  agings for the
Borrowers and their Subsidiaries;

     (b) Quarterly Financial Statements.  As soon as available, and in any event within 45 days after the end of each of the Fiscal  Quarters,  the  consolidated and consolidating  balance sheets of the Borrowers and their  Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income,  consolidating) statements of income, stockholders' equity and cash flows of the Borrowers and their  Subsidiaries  for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such  Fiscal  Quarter,  setting  forth in each case in  comparative  form the corresponding  figures for the corresponding periods of the previous Fiscal Year and the  corresponding  figures from the Financial  Plan for the current  Fiscal
Year, all in reasonable detail,  together with a Financial Officer Certification and a Narrative Report with respect thereto;

     (c) Annual  Financial  Statements.  As soon as available,  and in any event within 120 days after the end of each  Fiscal  Year,  (i) the  consolidated  and consolidating  balance sheets of the Borrowers and their  Subsidiaries as at the end of such  Fiscal  Year and the  related  consolidated  (and with  respect  to statements of income,  consolidating) statements of income, stockholders' equity and cash flows of the  Borrowers  and their  Subsidiaries  for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the  corresponding  figures from the Financial Plan for the Fiscal Year covered by such  financial  statements,  in  reasonable  detail, together  with a Financial  Officer  Certification  and a Narrative  Report with respect thereto, and (ii) with respect such consolidated  financial statements a
report  thereon  of  or  other  independent   certified  public  accountants  of
recognized   national  standing   selected  by  the  Borrower,   and  reasonably
satisfactory to Agent (which report shall be unqualified as to going concern and scope of audit,  and shall  state that such  consolidated  financial  statements fairly present, in all material respects, the consolidated financial position of the Borrowers and their  Subsidiaries  as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with  GAAP  applied  on a  basis  consistent  with  prior  years  and  that  the examination by such accountants in connection with such  consolidated  financial statements  has  been  made  in  accordance  with  generally  accepted  auditing standards)  together  with a written  statement  by such  independent  certified public  accountants  stating (x) that their  audit  examination  has  included a review  of the  terms  of the  Credit  Documents,  (y)  whether,  in  connection therewith,  any  condition  or event that  constitutes  a Default or an Event of
Default has come to their  attention  and, if such a condition or event has come to their attention,  specifying the nature and period of existence thereof,  and
(z) that  nothing has come to their  attention  that causes them to believe that the information  contained in any Compliance  Certificate is not correct or that the  matters  set  forth  in  such  Compliance  Certificate  are not  stated  in accordance with the terms hereof;

     (d)  Compliance  Certificate.  Together  with each  delivery  of  financial statements pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed
Compliance  Certificate,  in the form of Exhibit  5.1(d)  (each,  a  "Compliance
Certificate");

     (e) Notice of Default.  Promptly  upon any officer of any of the  Borrowers obtaining  knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Borrowers  with respect thereto,  (ii) any Person has given any notice to the  Borrowers or any of their
Subsidiaries  or taken any other  action with  respect to any event or condition set forth in Section 8.1(b),  (iii) of any condition or event of a type required to be disclosed in a current  report on Form 8-K of the  Securities and Exchange
Commission;  or (iv) of the occurrence of any event or change that has caused or evidences,  either in any case or in the aggregate, a Material Adverse Effect, a certificate  of its  Authorized  Officers  specifying  the  nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default,
Default,  default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto;

     (f)  Notice  of  Litigation.  Promptly  upon any  officer  of any  Borrower obtaining  knowledge of (i) the institution of, or non-frivolous  threat of, any
Action not previously  disclosed in writing by any Borrower to Lenders,  or (ii)
any material  development  in any Action that, in the case of either (i) or (ii)
if adversely determined, could be reasonably expected to have a Material Adverse
Effect,  or seeks to enjoin or  otherwise  prevent  the  consummation  of, or to recover  any  damages  or  obtain  relief  as  a  result  of,  the  transactions contemplated hereby, written notice thereof together with such other information as may be  reasonably  available  to any  Borrower  to enable  Lenders and their counsel to evaluate such matters;

     (g)  ERISA.  (i)  Promptly  upon  becoming  aware of the  occurrence  of or forthcoming  occurrence of any ERISA Event,  a written  notice  specifying,  the nature  thereof,  what action the Borrower,  any of its  Subsidiaries  or any of their  respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known,  any action taken or threatened by the Internal
Revenue Service,  the Department of Labor or the PBGC with respect thereto,  and
(ii) with  reasonable  promptness,  copies  of (A) each  Schedule  B  (Actuarial
Information)  to the annual report (Form 5500 Series) filed by Borrower,  any of its  Subsidiaries or any of their  respective ERISA Affiliates with the Internal
Revenue  Service with respect to each Pension Plan, (B) all notices  received by
Borrower,  any of its  Subsidiaries or any of their  respective ERISA Affiliates from a Multiemployer  Plan sponsor  concerning an ERISA Event, and (C) copies of such other documents or governmental reports or filings relating to any Employee
Benefit Plan as Agent shall reasonably request;

     (h) Financial  Plan. As soon as practicable  and in any event no later than
30 days prior to the  beginning  of each Fiscal Year,  a  consolidated  plan and financial  forecast for such Fiscal Year and the next succeeding Fiscal Years (a
"Financial  Plan"),  including (i) a forecasted  consolidated  balance sheet and forecasted consolidated statements of income and cash flows of the Borrowers and their  Subsidiaries  for each such Fiscal Year,  together with an explanation of
the   assumptions  on  which  such  forecasts  are  based  and  (ii)  forecasted consolidated  statements  of income  and cash flows of the  Borrowers  and their
Subsidiaries for each Fiscal Quarter of each such Fiscal Year,  together with an explanation of the assumptions on which such forecasts are based;

     (i) Borrowing Base Certificate.  (i) As soon as available, and in any event within 30 days of the  Closing  Date,  an initial  Borrowing  Base  Certificate, certified by the Borrowers' President or Chief Financial Officer; (ii) each week during which any Revolving Loan is  outstanding,  a Borrowing Base  Certificate, certified by the Borrowers'  President or Chief Financial  Officer;  (iii) three
Business  Days  prior  to any  request  by the  Borrowers  for  Lenders  to make
Revolving  Loans,  a Borrowing  Base  Certificate,  certified by the  Borrowers'
President or Chief Financial Officer; and (iv) together with the delivery of any
Funding  Notice,  a Borrowing  Base  Certificate,  certified  by the  Borrowers'
President or Chief Financial Officer.

     (j) Insurance  Report.  As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably  satisfactory to Agent outlining all material insurance coverage  maintained as of the date of such report by  Borrowers  and their  Subsidiaries  and all  material  insurance coverage planned to be maintained by the Borrowers and their Subsidiaries in the immediately succeeding Fiscal Year;

     (k)  Environmental  Reports and Audits.  As soon as  practicable  following receipt thereof copies of all  environmental  audits and reports with respect to
environmental   matters  at  any  Relevant  Property  or  which  relate  to  any
Environmental Liabilities;

     (l) Balance Sheet. As soon as  practicable,  and (i) in any event within 15 days after the Closing  Date,  an unaudited  balance  sheet of the Borrowers and their  Subsidiaries,  dated as of the Closing  Date,  that fairly  presents (but without  giving effect to  fresh-start  accounting)  the  financial  position of
Borrowers  and their  Subsidiaries  as of the Closing Date and (ii) in any event within 90 days after the Closing Date, an audited balance sheet of the Borrowers and their  Subsidiaries,  dated as of the Closing  Date (the  "Balance  Sheet"), prepared in  accordance  with GAAP applied on a consistent  basis in  accordance with  the  past  practice  of  Parent  (except  as  required  under  fresh-start accounting).

     (m) Other Information.  Promptly upon their becoming  available,  copies of
(i) all financial statements, reports, notices and proxy statements sent or made available  generally  by  the  Borrowers  or any of  their  Subsidiaries  to its security holders acting in such capacity,  (ii) all regular and periodic reports and all registration  statements  (other than on Form S-8 or a similar form) and prospectuses,  if any, filed by the Borrowers or any of their  Subsidiaries with any securities  exchange or with the  Securities and Exchange  Commission or any governmental or private regulatory authority, (iii) all press releases and other
statements   made  available   generally  by  the  Borrowers  or  any  of  their
Subsidiaries to the public concerning  material  developments in the business of the Borrowers or any of their Subsidiaries,  and (iv) such other information and data with respect to the Borrowers or any of their  Subsidiaries as from time to time may be reasonably requested by Agent or any Lender.

     Section 5.2.  Maintenance  of  Existence.  Each of the  Borrowers and their
Subsidiaries  shall  preserve  and  maintain its  corporate  existence  and good standing  in the  jurisdiction  of its  incorporation,  and  qualify  and remain qualified  as a foreign  corporation  in each  jurisdiction  in which  both such qualification  is required  and the failure to so qualify  could have a Material
Adverse Effect on its business, properties,  operations,  prospects or condition
(financial or otherwise).

     Section  5.3.  Maintenance  of  Records.  Each of the  Borrowers  and their
Subsidiaries shall keep adequate records and books of account reflecting all its financial  transactions,  keep minute books  containing  accurate records of all meetings and accurately  reflecting all action of its shareholders,  members and its board of  directors  (including  committees),  as the case may be,  and keep stock books and ledgers  correctly  recording all transfers and issuances of all capital stock, as the case may be.

     Section 5.4.  Maintenance  of  Properties.  Each of the Borrowers and their
Subsidiaries  shall maintain,  keep and preserve all its tangible and intangible assets and properties  necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section  5.5.  Conduct  of  Business.  Each  of  the  Borrowers  and  their
Subsidiaries  shall  continue to engage  solely in the business  and  activities engaged in by the Borrowers and their Subsidiaries on the Closing Date.

     Section 5.6.  Inspections;  Lenders  Meetings.  Each Credit Party will, and will cause each of its  Subsidiaries  to, permit any authorized  representatives designated  by any  Lender to visit and  inspect  any of the  properties  of any
Credit Party and any of its respective  Subsidiaries,  to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and  their  affairs,  finances  and  accounts  with its and their  officers  and
independent  public  accountants,   all  upon  reasonable  notice  and  at  such
reasonable  times during normal business hours and as often as may reasonably be requested.  Borrowers  will,  upon the  request  of Agent or  Required  Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Borrowers' corporate offices (or at such other location as may be agreed to by  Borrowers  and Agent) at such time as may be agreed to by  Borrowers  and
Agent.

     Section 5.7. Payment of Taxes. Each of the Borrowers and their Subsidiaries shall promptly pay its Tax liabilities  before the same shall become  delinquent or in  default,  except  where  (a) the  validity  or  amount  thereof  is being contested in good faith by appropriate  proceedings  and (b) any Borrower or any
Subsidiary,  as the case may be,  has set aside on its books  adequate  reserves with respect thereto in accordance with GAAP.

     Section 5.8. Use of Proceeds.  Each of the Borrowers and their Subsidiaries shall use the proceeds of the Loans solely as provided in Section 2.2.

     Section 5.9. Insurance.  Each of the Borrowers and their Subsidiaries shall maintain insurance as provided in Section 4.16.

     Section  5.10.  Compliance  With  Laws.  Each of the  Borrowers  and  their
Subsidiaries  shall  comply  in  all  respects  with  all  Regulations,   writs,
judgments,  injunctions,  orders,  decrees and awards of any  Governmental  Body applicable to it or its  business,  properties  or  operations,  if a failure to comply  with  any of the  foregoing,  individually  or in the  aggregate,  could materially and adversely affect its business, properties,  operations, prospects or  conditions  (financial or  otherwise)  or, in the case of the Borrower,  its ability to perform its  obligations  under any Credit Document to which it is or may become a party.

     Section 5.11.  Compliance with Credit Documents.  Each of the Borrowers and their  Subsidiaries shall perform and observe all of the terms and provisions of each Credit  Document to be performed or observed by it and maintain each Credit
Document in full force and effect.

     Section 5.12.  Intellectual  Property.  As soon as practicable,  and in any event  within 30 days  after the  Closing  Date,  Borrower  shall  enter  into a software escrow agreement and a license agreement in the form attached hereto as
Exhibit 5.12 with such changes as required by the Software Escrow Agent (as such term is defined in the Security  Agreement)  and  reasonably  acceptable  to the
Agent and deliver the  underlying  software into escrow,  all as provided for in the Security Agreement.

     Section 5.13.  Collateral  Assignment of Mortgage and Security Instruments.
As soon as practicable,  and in any event within 30 days after the Closing Date,
RIL  Corporation,  a  subsidiary  of  Borrower,  shall  enter into an  agreement providing  for the  collateral  assignment of (a) that certain  Promissory  Note dated January 21, 2000,  executed by Samuel T. Jenkins,  an individual,  and STJ
Holdings,  LLC, a Connecticut limited liability company, and made payable to the order of RIL Corporation in the stated  principal amount of One Hundred Thirteen
Thousand and 00/100 Dollars ($113,000.00), (b) a mortgage from STJ Holdings, LLC to RIL  Corporation  dated January 21, 2000 and recorded in Volume 853, Page 195 of the  Bloomfield  Land  Records  and (c)  other  instruments  relating  to the foregoing in form and substance reasonably acceptable to the Agent.

     Section 5.14. Blocked Account Agreement. As soon as practicable, and in any event within 30 days after the Closing Date, Borrower shall enter into a blocked account  agreement in the form  attached  hereto as Exhibit 5.14 and  reasonably acceptable to the Agent.

     Section  5.15.  Further  Assurances.   Each  of  the  Borrowers  and  their
Subsidiaries shall promptly upon request by Lender,  correct,  and cause each of the other  parties to the Credit  Document  to promptly  correct,  any defect or error  that  may be  discovered  in any  Credit  Document  or in the  execution, acknowledgment  or recordation of the Credit Document.  Promptly upon request by
Lender, each of the Borrowers and their Subsidiaries shall execute, acknowledge, deliver,  record,  file and  register,  any and all such  further  acts,  deeds, conveyances, documents, security agreements, pledge agreements, mortgages, deeds of trust,  trust deeds,  assignments,  financing  statements and  continuations, notices of assignment, transfers, certificates, assurances and other instruments as the Agent or any Lender may reasonably  require from time to time in order to carry out more effectively the purposes of each Credit Document.

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

     Each Credit  Party  covenants  and agrees  that,  so long as any  Revolving
Credit  Commitment  is in effect and until  payment in full of all  Obligations, such Credit Party shall  perform,  and shall cause each of its  Subsidiaries  to perform, all covenants in this Article VI.

     Section 6.1.  Indebtedness.  No Credit Party shall, nor shall it permit any of its  Subsidiaries  to,  directly  or  indirectly,  create,  incur,  assume or guaranty,  or  otherwise  become or remain  directly or  indirectly  liable with respect  to any  Indebtedness,  except  for the  Obligations  hereunder  and the
Permitted Indebtedness.

     Section 6.2. Liens.  No Credit Party shall,  nor shall it permit any of its
Subsidiaries  to,  directly or indirectly,  create,  incur,  assume or permit to exist  any  Lien on or  with  respect  to any  property  or  asset  of any  kind
(including   any  document  or  instrument  in  respect  of  goods  or  accounts receivable) of the Borrowers or any of their Subsidiaries,  whether now owned or hereafter  acquired,  or any income or profits therefrom,  or file or permit the filing  of, or permit to remain in  effect,  any  financing  statement  or other similar notice of any Lien with respect to any such property,  asset,  income or profits  under  the UCC of any State or under any  similar  recording  or notice statute, except:

     (a) Liens in favor of Agent for the benefit of Lenders granted  pursuant to any Credit Document;

     (b) Liens for Taxes,  or claims the  payment of which is not,  at the time, required thereby;

     (c)  statutory  Liens of  landlords,  banks  (and  rights of  set-off),  of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other
Liens  imposed  by law (other  than any such Lien  imposed  pursuant  to Section
401(a)(29)  or 412(n) of the Internal  Revenue  Code or by ERISA),  in each case incurred in the  ordinary  course of business (i) for amounts not yet overdue or
(ii) for  amounts  that are  overdue  and that (in the case of any such  amounts overdue for a period in excess of 5 days) are being  contested  in good faith by
appropriate  proceedings,   so  long  as  such  reserves  or  other  appropriate
provisions,  if any,  as shall be  required by GAAP shall have been made for any such contested amounts;

     (d) Liens  incurred or deposits made in the ordinary  course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases,  government  contracts,  trade contracts, performance and return-of-money  bonds and other similar obligations  (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure,  sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

     (e) judgments  and other  similar  Liens  arising in connection  with court proceedings;  provided that (i) the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by  appropriate  proceedings  (ii) a reserve with respect to such
Liens is  established on the books and records of Borrowers in such amount as is required under GAAP,  and (iii) Agent is reasonably  satisfied  that,  while any
such  Liens  are  being   contested,   there  will  be  no   impairment  of  the
enforceability, validity, or priority of any of the Agent's Liens;

     (f) easements, rights-of-way,  restrictions, encroachments, and other minor defects  or  irregularities  in title,  in each  case  which do not and will not interfere in any material  respect with the ordinary  conduct of the business of
Borrowers or any of their Subsidiaries;

     (g) Liens in favor of the holders of  Permitted  Indebtedness  and securing such Permitted Indebtedness; and

     (h) purchase  money Liens or the interests of lessors under Capital  Leases to the extent that such Liens or interests  secure  Purchase Money  Indebtedness and so long as: (i) any property  subject to any of the foregoing is acquired by a Borrower or any such Subsidiary in the ordinary course of its business and the
Lien on any such property is created  contemporaneously  with such  acquisition;
(ii) the obligations secured by any Lien so created shall not exceed 100 percent of the lesser of cost or fair market value as of the time or  acquisition of the property  covered  thereby to a Borrower or any such  Subsidiary  acquiring  the same;  (iii) the  obligations  secured  by all Liens  created  pursuant  to this subsection, together with all other Purchase Money Indebtedness, does not exceed the maximum Purchase Money  Indebtedness  permitted  herein;  and (iv) such Lien attaches only to the property so acquired and fixed improvements thereon.

     Section 6.3. Equitable Lien. If any Credit Party or any of its Subsidiaries
shall create or assume any Lien upon any of its  properties  or assets,  whether now owned or hereafter  acquired,  other than Permitted  Liens, it shall make or cause to be made effective  provision whereby the Obligations will be secured by such  Lien  equally  and  ratably  with any and all other  Indebtedness  secured thereby  as  long  as any  such  Indebtedness  shall  be so  secured;  provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Required Lenders to the creation or assumption of any such Lien not otherwise permitted  hereby.  Except with respect to (a) specific  property  encumbered to secure payment of particular  Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b)  restrictions by reason of customary provisions restricting  assignments,  subletting or other transfers contained  in  leases,  licenses  and  similar  agreements  entered  into in the ordinary course of business (provided, that such restrictions are limited to the property or assets  secured by such Liens or the  property or assets  subject to such leases, licenses or similar agreements, as the case may be) no Credit Party nor any of its  Subsidiaries  shall  enter into any  agreement  prohibiting  the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     Section 6.4. Restricted Payments; Restrictions on Subsidiary Distributions.

     (a) No Restricted Payments.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment.

     (b) No Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or
otherwise  cause  or  suffer  to  exist  or  become   effective  any  consensual
encumbrance  or  restriction of any kind on the ability of any Subsidiary of any
Borrower to (i) pay  dividends  or make any other  distributions  on any of such
Subsidiary's  Capital Stock owned by any Borrower or any other Subsidiary of any
Borrower,  (ii) repay or prepay any Indebtedness  owed by such Subsidiary to any
Borrower or any other  Subsidiary of any Borrower,  (iii) make loans or advances to any Borrower or any other Subsidiary of any Borrower, or (iv) transfer any of its property or assets to any Borrower or any other Subsidiary of any Borrower.

     Section 6.5. Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries  to, directly or indirectly,  make or own any Investment in any
Person, including without limitation any Joint Venture, except:

     (a) cash equivalents;

     (b) Investments owned as of the Closing Date and Investments made after the
Closing Date in wholly-owned Subsidiaries of Borrower;

     (c) Investments (i) in accounts receivable arising and trade credit granted
in  the  ordinary  course  of  business  and  in  any  Securities   received  in
satisfaction or partial  satisfaction  thereof from financially troubled account debtors and (ii)  deposits,  prepayments  and other credits to suppliers made in the ordinary course of business  consistent with the past practices of Borrowers and their Subsidiaries; and

     (d) Consolidated Capital Expenditures permitted by Section 6.6(d).

     Section 6.6. Financial Covenants.

     (a) Interest  Coverage  Ratio.  The Borrowers shall not permit the Interest
Coverage  Ratio as of the last day of any  Fiscal  Quarter,  beginning  with the
Fiscal Quarter ending March 31, 2003, to be less than 2.0 to 1.0.

     (b) Fixed Charge Coverage  Ratio.  The Borrowers shall not permit the Fixed
Charge Coverage Ratio as of the last day of any Fiscal  Quarter,  beginning with the Fiscal Quarter ending March 31, 2003, to be less than (i) during each Fiscal
Quarter  ending on or before  September 30, 2003,  1.25 to 1.00, and (ii) during any four  Fiscal  Quarter  periods  beginning  with the  Fiscal  Quarter  ending
December  31, 2003 through the date on which all of the  Obligations  shall have been repaid in full, 1.50 to 1.00.

     (c) Consolidated  Adjusted EBITDA. During the period beginning on August 1,
2002  and  ending  on  December  31,  2002,  the  Borrowers   shall  not  permit
Consolidated  Adjusted  EBITDA as set  forth in the  monthly  reports  delivered pursuant to Section  5.1(a) to be less than (i) for any  consecutive  two months during such period,  an amount equal to 50% of the aggregated  projected  EBITDA for each such  two-month  period as set forth on  Exhibit  6.6(c),  (ii) for the period commencing August 1, 2002 and ending October 31, 2002, an amount equal to
70% of the aggregated  projected  EBITDA for such period as set forth on Exhibit
6.6(c),  and  (iii) for the  period  commencing  August  1,  2002 and  ending on
December 31, 2002, an amount equal to 75% of the aggregated projected EBITDA for such  period  as set  forth  on  Exhibit  6.6(c);  provided,  however,  that  in calculating  Consolidated  Adjusted  EBITDA for  purposes  of this  clause  (c),
Consolidated  Adjusted  EBITDA shall  exclude (A)  pre-August  1 2002  operating expenses  relating to the  pre-August  1, 2002  period,  (B)  professional  fees incurred in connection  with the Borrower's  audit,  and the  preparation of the
Borrower's  2000  and  2001 Tax  Returns,  (C)  professional  fees  incurred  in connection  with  the IRS  Refund,  (D)  the  loss of the  security  deposit  in connection with the negotiations with the Borrower's landlord,  (E) $50,000 paid to Seth Lukash, and $25,000 paid to Bill Beebe for  post-confirmation  services, but, in each case,  only to the extent  actually  paid,  (F) unpaid rent accrued during  the  bankruptcy  proceedings  of Tridex and  Progressive,  not to exceed
$55,000  and (G) to the extent not  already  accounted  for in (A)  through  (F)
above, expenses and income items presented as "Reorganization Items" pursuant to the adoption of fresh-start accounting in accordance with GAAP.

     (d) Maximum Consolidated Capital Expenditures. The Borrowers shall not, and shall  not  permit  its  Subsidiaries  to,  make or incur  Consolidated  Capital
Expenditures  (which includes Purchase Money  Indebtedness and Capitalized Lease
Obligations), in any Fiscal Year indicated below, in an aggregate amount for the
Borrowers and their  Subsidiaries in excess of (i) for the remainder of the 2002
Fiscal Year, $20,000, (ii) for the 2003 Fiscal Year, $40,000, and (iii) for each of the  2004  and 2005  Fiscal  Years,  $100,000;  provided,  that if  Borrowers relocate  their  headquarters  to a  location  other than the  location  of such headquarters as of the Closing Date, Borrowers shall be permitted to incur up to an additional $150,000 of Consolidated  Capital  Expenditures,  but only for the purpose of acquiring a communications system.

     Section 6.7. Fundamental Changes; Disposition of Assets;  Acquisitions.  No
Credit Party shall, nor shall it permit,  any of its Subsidiaries to, enter into any transaction of merger or  consolidation,  or liquidate,  wind-up or dissolve itself (or suffer any liquidation or  dissolution),  or convey,  sell,  lease or sub-lease  (as lessor or  sublessor),  transfer or otherwise  dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever,  whether real, personal or mixed and whether tangible or intangible,  whether now owned or hereafter acquired,  or acquire by purchase or otherwise (other than purchases or other  acquisitions of inventory, materials  and  equipment in the  ordinary  course of  business)  the  business, property or fixed assets of, or stock or other evidence of beneficial  ownership of, any Person or any division or line of business or other business unit of any
Person, except:

     (a) any  Subsidiary  of any  Borrower  may be  merged  with  or  into  such
Borrower,  or be  liquidated,  wound up or dissolved,  or all or any part of its business,  property or assets may be  conveyed,  sold,  leased,  transferred  or otherwise  disposed of, in one transaction or a series of transactions,  to such
Borrower;  provided,  in the case of such a merger,  such Borrowers shall be the continuing or surviving Person;

     (b) disposals of obsolete, worn-out or surplus property;

(c)      Investments made in accordance with Section 6.5;

     (d) disposals of other property and assets for cash in the aggregate amount not less than fair market value of such  property and assets  provided  that the net cash  proceeds  of such other  dispositions  do not exceed  $100,000  in the aggregate in any twelve (12) month period; and

     (e) entering into software  licensing  agreements in the ordinary course of business consistent with past practices of Borrowers and their Subsidiaries.

     Section 6.8. Disposal of Subsidiary Interests.  Except for any sale of 100%
of the  Capital  Stock  of  any  of its  Subsidiaries  in  compliance  with  the provisions  of Section  6.7, no Credit  Party shall (a)  directly or  indirectly sell,  assign,  pledge or otherwise  encumber or dispose of any Capital Stock of any of its  Subsidiaries,  except to qualify directors if required by applicable law,  or (b) permit any of its  Subsidiaries  directly  or  indirectly  to sell, assign,  pledge or otherwise  encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition  otherwise  imposed herein under),  or to qualify  directors if required by applicable law.

     Section 6.9.  Sales and  Lease-Backs.  No Credit Party shall,  nor shall it permit any of its  Subsidiaries  to,  directly or  indirectly,  become or remain liable as lessee or as a guarantor  or other surety with respect to any lease of any property (whether real,  personal or mixed),  whether now owned or hereafter acquired,  which such Credit Party (a) has sold or  transferred or is to sell or to  transfer  to any other  Person  (other  than the  Borrowers  or any of their
Subsidiaries),  or (b) intends to use for  substantially the same purpose as any other  property  which has been or is to be sold or  transferred  by such Credit
Party to any Person (other than the Borrowers or any of their  Subsidiaries)  in connection with such lease.

     Section 6.10.  Transactions  with  Shareholders  and Affiliates.  No Credit
Party  shall,  nor shall it  permit  any of its  Subsidiaries  to,  directly  or indirectly,  enter  into or  permit  to exist  any  transaction  (including  the purchase,  sale,  lease or exchange  of any  property  or the  rendering  of any service)  with any  holder  of 5% or more of any class of  Capital  Stock of the
Borrowers or any of their Subsidiaries or with any Affiliate of the Borrowers or of any such holder,  on terms that are less  favorable to the  Borrowers or that
Subsidiary,  as the case may be,  than those that might be  obtained at the time from a Person who is not such a holder or Affiliate.

     Section  6.11.  Conduct of Business.  From and after the Closing  Date,  no
Credit Party shall,  nor shall it permit any of its  Subsidiaries  to, engage in any business  other than (a) the  businesses  engaged in by such Credit Party on the Closing Date and similar or related businesses,  and (b) such other lines of business as may be consented to by Required Lenders.

     Section 6.12.  Fiscal Year. No Credit Party shall,  nor shall it permit any of its  subsidiaries  to change its Fiscal Year-end from December 31 without the prior consent of the Agent, which consent shall not be unreasonably withheld.

                                   ARTICLE VII

                Increased Costs; Taxes; Indemnification; Set-Off
                ------------------------------------------------

     Section  7.1.  Increased  Costs;  Capital  Adequacy.  In the event that any
Lender  shall have  determined  that the  adoption,  effectiveness,  phase-in or applicability  after the Closing  Date of any law,  rule or  regulation  (or any provision thereof)  regarding capital adequacy,  or any change therein or in the interpretation or administration  thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration  thereof, or  compliance  by any  Lender  (or its  applicable  lending  office)  with  any guideline,  request or  directive  regarding  capital  adequacy  (whether or not having  the  force  of law)  of any  such  Governmental  Body,  central  bank or comparable  agency,  has or would have the effect of reducing the rate of return on the capital of such Lender or any  corporation  controlling  such Lender as a consequence  of, or with reference to, such Lender's  Loans or Revolving  Credit
Commitments or other obligations  hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but  for  such  adoption,  effectiveness,  phase-in,  applicability,  change  or compliance  (taking  into  consideration  the  policies  of such  Lender or such controlling  corporation  with  regard to capital  adequacy),  then from time to time,  within 5 Business Days after receipt by Borrowers from such Lender of the statement  referred to in the next sentence,  Borrowers shall pay to such Lender such  additional  amount  or  amounts  as will  compensate  such  Lender or such controlling,  corporation on an after-tax basis for such reduction.  Such Lender shall deliver to Borrowers (with a copy to Agent) a written  statement,  setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section,  which  statement shall be conclusive and binding, upon all parties hereto absent manifest error.

     Section 7.2. Taxes; Withholding, etc.

     (a)  Payments to Be Free and Clear.  All sums  payable by any Credit  Party hereunder  and under the other  Credit  Documents  shall  (except  to the extent required  by law) be paid  free and clear  of,  and  without  any  deduction  or withholding  on account  of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the
United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any  federation  or  organization  of which the
United  States of  America or any such  jurisdiction  is a member at the time of payment.

     (b)  Withholding  of Taxes.  If any  Credit  Party or any  other  Person is required by law to make any deduction or  withholding on account of any such Tax from any sum paid or payable by any  Credit  Party to Agent or any Lender  under any of the  Credit  Documents:  (i)  Borrowers  shall  notify  Agent of any such requirement or any change in any such  requirement as soon as Borrowers  becomes aware of it,  (ii)  Borrowers  shall pay any such Tax  before  the date on which penalties  attach  thereto,  such payment to be made (if the liability to pay is imposed  on any  Credit  Party) for its own  account  or (if that  liability  is imposed  on Agent or such  Lender,  as the case may be) on  behalf of and in the name of Agent or such  Lender,  (iii) the sum  payable by such  Credit  Party in respect of which the  relevant  deduction,  withholding  or payment is  required shall be increased to the extent  necessary to ensure that,  after the making of that deduction,  withholding or payment,  Agent or such Lender,  as the case may be,  receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made, and (iv) within
30 days  after  paying  any sum  from  which it is  required  by law to make any deduction  or  withholding,  and within 30 days after the due date of payment of any Tax  which it is  required  by clause  (ii)  above to pay,  Borrowers  shall deliver to Agent evidence  satisfactory  to the other  affected  parties of such deduction,  withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender  under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective  date of the Assignment
Agreement  pursuant  to which such  Lender  became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned  therein shall result in an increase in the rate of such deduction, withholding  or payment from that in effect at the date hereof or at the date of such  Assignment  Agreement,  as the case may be, in respect of payments to such
Lender.

     Section 7.3. Indemnification.

     (a)  Indemnification  by the  Borrowers.  Each of the  Borrowers  and their
Subsidiaries  will indemnify and defend the Agent, the Lenders and each of their respective  shareholders,  partners,  members,  managers,  directors,  officers, employees,  agents and  Affiliates  (collectively,  the  "Indemnified  Persons")
against and hold each Indemnified  Person harmless from any and all liabilities, obligations,  losses,  damages,  costs, expenses,  claims,  penalties,  Actions, judgments,  disbursements  of any kind or nature  whatsoever,  interest,  fines, cleanup  costs,  settlements,  costs of  preparation  and  investigation,  costs incurred in enforcing this indemnity and reasonable attorneys' fees and expenses
(collectively,  "Losses"),  that the  Indemnified  Persons  may  incur,  suffer, sustain  or become  subject to arising  out of,  relating  to, or due to (i) any inaccuracy or breach of any of the  representations and warranties of any Credit
Party  contained  in  any  Credit  Document  or  in  any  certificate  delivered thereunder,  (ii) the  nonfulfillment  or breach of any  covenant,  undertaking, agreement  or other  obligation  of any  Credit  Party  contained  in any Credit
Document or in any certificate delivered thereunder,  or (iii) any Environmental
Liability.

     (b) Contribution.  If the indemnification  provided for in this Section 7.3 is prohibited under applicable  Regulations to an Indemnified  Person,  then the
Borrower, in lieu of indemnifying the Indemnified Person, will contribute to the amount  paid or payable by the  Indemnified  Person as a result of the Losses in such proportion as is appropriate to reflect the relative fault of the Borrower, on the one hand, and of the Indemnified Person, on the other, in connection with the events or  circumstances  which  resulted in the Losses as well as any other relevant equitable considerations.

     Section 7.4.  Right of Set-Off.  In addition to any rights now or hereafter granted  under  applicable  law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby  authorized by each Credit Party at any time or from time to time, without notice to any Credit
Party or to any other Person,  any such notice being hereby expressly waived, to set off and to  appropriate  and to  apply  any and  all  deposits  (general  or special,  including Indebtedness  evidenced by certificates of deposit,  whether
matured  or  unmatured,   but  not  including  trust  accounts)  and  any  other
Indebtedness  at any time held or owing by such  Lender to or for the  credit or the account of any Credit Party against and on account of the Obligations of any
Credit Party to such Lender  hereunder,  irrespective of whether or not (a) such
Lender  shall  have made any demand  hereunder  or (b) the  principal  of or the interest on the Loans or any other amounts due  hereunder  shall have become due
and  payable   pursuant  to  Article  II  and  although  such   obligations  and
liabilities, or any of them, may be contingent or unmatured.

                                   ARTICLE VIII

                                Events of Default
                                -----------------

     Section 8.1.  Events of Default.  Any one or more of the  following  events which shall occur and be continuing shall constitute an "Event of Default":

     (a) Failure to Make Payments When Due. Failure by Borrowers to pay (i) when due any  installment of principal of any Loan,  whether at stated  maturity,  by acceleration,  by mandatory prepayment or otherwise, or (ii) any interest on any
Loan or any fee or any other amount due  hereunder  within 5 days after the date due;

     (b) Breach of Certain Covenants.  Failure of any Credit Party to perform or comply  with any term or  condition  contained  in Section  2.2,  Section 5.2 or
Article VI;

     (c)  Breach  of  Representations,   etc.  Any   representation,   warranty,
certification  or other statement made or deemed made by any Credit Party in any
Credit  Document or in any  statement  or  certificate  at any time given by any
Credit Party or any of its  Subsidiaries in writing,  pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made;

     (d) Other Defaults Under Credit  Documents.  Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other  Credit  Documents,  other  than any such  term  referred  to in any other section of this Section 8.1,  and such default  shall not have been  remedied or waived  within 30 days after the earlier of (i) an officer of such Credit  Party becoming aware of such default or (ii) receipt by Borrowers of notice from Agent or any Lender of such default; or

     (e) Default in Other  Agreements.  (i)  Failure of any Credit  Party to pay
when due any principal of or interest on or any other amount  payable in respect of one or more  items of  Indebtedness  in an  individual  principal  amount  of
$75,000 or more or with an aggregate  principal  amount of $150,000 or more,  in each case beyond the grace period, if any, provided therefor,  or (ii) breach or default by any Credit Party with respect to any other  material  term of (A) one or more items of Indebtedness in the individual or aggregate  principal  amounts referred to in clause (i) above or (B) any loan agreement,  mortgage,  indenture or other agreement  relating to such item of  Indebtedness,  in each case beyond the grace period,  if any,  provided  therefor,  if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders),  to cause,  that Indebtedness to become or be  declared  due and  payable  (or  redeemable)  prior to its  stated
maturity or the stated  maturity of any underlying  obligation,  as the case may be;

     (f) Involuntary  Bankruptcy,  Appointment of Receiver,  etc. (i) A court of competent  jurisdiction  shall  enter a decree or order for relief in respect of the  Borrowers or any of their  Subsidiaries  in an  involuntary  case under the
Bankruptcy Code or under any other applicable bankruptcy,  insolvency or similar law now or  hereafter  in effect,  which  decree or order is not stayed,  or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary  case shall be commenced  against the Borrowers or any of their  Subsidiaries  under the  Bankruptcy  Code or under  any other  applicable bankruptcy, insolvency or similar law now or hereafter in effect, or a decree or order of a court having  jurisdiction  in the premises for the  appointment of a receiver, liquidator,  sequestrator,  trustee, custodian or other officer having similar powers over the Borrowers or any of their Subsidiaries, or over all or a substantial part of its property,  shall have been entered;  or there shall have occurred the involuntary  appointment of an interim  receiver,  trustee or other custodian of the Borrowers or any of their Subsidiaries for all or a substantial part of its property or a warrant of  attachment,  execution or similar  process shall have been issued against any substantial part of the property of Borrowers or any of their  Subsidiaries,  and any such event described in this clause (ii)
shall continue for 60 days without having been dismissed, bonded or discharged;

     (g) Voluntary  Bankruptcy,  Appointment of Receiver,  etc. (i) Borrowers or
any of their Subsidiaries shall have an order for relief entered with respect to it or shall  commence a voluntary  case under the  Bankruptcy  Code or under any other  applicable  bankruptcy,  insolvency  or similar law now or  hereafter  in effect,  or shall consent to the entry of an order for relief in an  involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law,  or shall  consent to the  appointment  of or taking  possession  by a receiver,  trustee  or  other  custodian  for all or a  substantial  part of its property;  or Borrowers or any of their  Subsidiaries  shall make any assignment for the benefit of  creditors,  or (ii)  Borrowers or any of their  Subsidiaries shall be  unable,  or  shall  fail  generally,  or shall  admit in  writing  its inability,  to pay its debts as such debts become due; or the board of directors
(or similar  governing body) of Borrowers or any of their  Subsidiaries  (or any committee thereof) shall adopt any resolution or otherwise  authorize any action to approve any of the actions referred to herein or in Section 8.1(f);

     (h)  Judgments  and  Attachments.  Any money  judgment,  writ or warrant of attachment or similar process  involving (i) in any individual case an amount in excess of $100,000 or (ii) in the  aggregate  at any time an amount in excess of
$250,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated  insurance  company has acknowledged  coverage)
shall be entered or filed against the Borrowers or any of their  Subsidiaries or any of  their  respective  assets  and  shall  remain  undischarged,  unvacated, unbonded or unstayed  for a period of 60 days (or in any event later than 5 days prior to the date of any proposed sale thereunder);

     (i) Dissolution. Any order, judgment or decree shall be entered against any
Credit  Party  decreeing,  the  dissolution  or split up of any Borrower or that
Subsidiary and such order shall remain  undischarged or unstayed for a period in excess of thirty 30 days;

     (j) Change of Control. A Change of Control shall occur; or

     (k) Collateral Documents and other Credit Documents.  At any time after the execution and delivery thereof, (i) this Agreement or any Credit Document ceases to be in full force and effect  (other than by reason of a release of Collateral in accordance  with the terms hereof or thereof or the  satisfaction  in full of the  Obligations in accordance  with the terms hereof) or shall be declared null and void,  or Agent shall not have or shall cease to have a valid and  perfected
Lien in any  material  Collateral  purported  to be  covered  by the  Collateral
Documents with the priority  required by the relevant  Collateral  Document,  in each case for any reason  other than the  failure of Agent or any Lender to take any action  within its  control,  or (ii) any Credit  Party  shall  contest  the validity or  enforceability of any Credit Document in writing or deny in writing that it has any further liability,  including with respect to future advances by
Lenders, under any Credit Document to which it is a party.

     Section  8.2.  Remedies.  Upon  and  after  the  occurrence  of an Event of
Default:

     (a)  Non-Bankruptcy  Related Defaults.  In the case of any Event of Default specified in any Section other than Section  8.1(f) or 8.1(g),  the Agent at the request of or with the  consent of the  Required  Lenders,  may by notice to the
Borrowers  (i)  terminate  the  Revolving  Credit  Commitments,  and they  shall thereupon terminate, and (ii) declare the Loans (together with accrued interest)
to be, and the Loans shall thereupon become, immediately due and payable without presentment,  demand,  protest  or other  notice of any  kind,  all of which are hereby waived by the Borrowers.

     (b)  Bankruptcy  Events  of  Default.  In the case of any of the  Events of
Default  specified  in  Section  8.1(f) or  8.1(g),  without  any  notice to the
Borrowers or any other act by Lender,  automatically,  (i) the Revolving  Credit
Commitments shall thereupon immediately terminate,  and (ii) the Loans (together with  accrued  interest)  shall  become  immediately  due  and  payable  without presentment,  demand,  protest  or other  notice of any  kind,  all of which are hereby waived by the Borrowers.

     (c) Remedies in All Events of Default.  The Agent shall,  at the request of or with the consent of the Required Lenders (i) exercise all rights and remedies provided  in the Credit  Documents,  (ii)  exercise  any right of  counterclaim, setoff,  banker's  lien or  otherwise  which  it may  with  respect  to money or property of the Borrower,  (iii) bring any lawsuit,  action or other  proceeding permitted  by law for the specific  performance  of, or  injunction  against any violation of, any Credit Document and may exercise any power granted under or to recover judgment under any Credit  Document,  (iv) enforce any and all Liens and security  interests created pursuant to Collateral  Documents,  and (v) exercise any other right or remedy permitted by applicable Regulations.

                                    ARTICLE IX

                                    The Agent
                                    ---------

     Section  9.1.  Appointment  of Agent.  ARK CLO  2000-1,  Limited  is hereby appointed Agent hereunder, and each Lender hereby authorizes Agent to act as its agent in accordance  with the terms hereof and the other Credit  Documents.  The
Agent hereby agrees to act upon the express conditions  contained herein and the other Credit  Documents,  as  applicable.  The provisions of this Article IX are solely for the benefit of Agent and  Lenders and no Credit  Party shall have any rights  as a  third  party  beneficiary  of any of the  provisions  thereof.  In performing its functions and duties hereunder,  the Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation  towards or  relationship of agency or trust with or for Borrowers or any of their  Subsidiaries.  The Agent without consent of or notice to any party hereto, may assign any and all of its rights or obligations  hereunder to any of its Affiliates.

     Section 9.2.  Powers and Duties.  Each Lender  irrevocably  authorizes  the
Agent to take such action on such  Lender's  behalf and to exercise such powers, rights  and  remedies  hereunder  and under the other  Credit  Documents  as are specifically  delegated or granted to the Agent by the terms hereof and thereof, together  with such  powers,  rights and remedies as are  reasonably  incidental thereto.  The Agent shall have only those duties and  responsibilities  that are expressly  specified  herein  and the  other  Credit  Documents.  The  Agent may exercise such powers,  rights and remedies and perform such duties by or through its agents or  employees.  The Agent shall not have,  by reason hereof or any of the other Credit  Documents,  a fiduciary  relationship in respect of any Lender and nothing herein or any of the other Credit  Documents,  expressed or implied, is  intended  to or shall be so  construed  as to  impose  upon  the  Agent  any obligations  in respect  hereof or any of the other Credit  Documents  except as expressly set forth herein or therein.

     Section 9.3. General Immunity.

     (a)  No  Responsibility  for  Certain  Matters.  The  Agent  shall  not  be responsible  to  any  Lender  for  the  execution,  effectiveness,  genuineness, validity,  enforceability,  collectability  or  sufficiency  hereof or any other
Credit Document or for any representations,  warranties,  recitals or statements made  herein or therein  or made in any  written  or oral  statements  or in any financial or other statements, instruments, reports or certificates or any other documents  furnished  or made by the Agent to  Lenders or by or on behalf of any
Credit Party to the Agent or any Lender in connection with the Credit  Documents and the  transactions  contemplated  thereby or for the  financial  condition or business  affairs of any Credit Party or any other Person liable for the payment of any  Obligations,  nor shall the Agent be required to ascertain or inquire as to the  performance or observance of any of the terms,  conditions,  provisions, covenants or  agreements  contained in any of the Credit  Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default  or  Default.  Anything  contained  herein to the  contrary notwithstanding,  Agent shall not have any liability arising from  confirmations of the amount of outstanding Loans.

     (b)  Exculpatory  Provisions.  None of the  Agent  or any of its  officers, trustees, members, partners,  directors,  employees or agents shall be liable to
Lenders for any action taken or omitted by the Agent under or in connection with any of the Credit  Documents  except to the extent  caused by the Agent's  gross negligence  or willful  misconduct.  The Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power,  discretion or authority vested in it hereunder or thereunder  unless and until the Agent shall have  received  instructions  in respect  thereof from
Required  Lenders  (or  such  other  Lenders  as may be  required  to give  such instructions  under Section 10.1) and,  upon receipt of such  instructions  from
Required Lenders (or such other Lenders, as the case may be), the Agent shall be entitled to act or (where so  instructed)  refrain from  acting,  or to exercise such power,  discretion or  authority,  in  accordance  with such  instructions.
Without  prejudice to the  generality of the  foregoing,  (i) the Agent shall be
entitled  to  rely,  and  shall  be  fully   protected  in  relying,   upon  any
communication,  instrument or document  believed by it to be genuine and correct and to have been signed or sent by the proper  Person or  Persons,  and shall be entitled to rely and shall be protected in relying on opinions and  judgments of attorneys  (who may be  attorneys  for the  Borrowers  and their  Subsidiaries), accountants, experts and other professional advisors selected by it, and (ii) no
Lender shall have any right of action  whatsoever  against the Agent as a result of the Agent acting or (where so instructed) refraining from acting hereunder or any of the  other  Credit  Documents  in  accordance  with the  instructions  of
Required  Lenders  (or  such  other  Lenders  as may be  required  to give  such instructions under Section 10.1).

     Section 9.4.  Agent  Entitled to Act as Lender.  The agency hereby  created shall in no way  impair or affect any of the rights and powers of, or impose any duties or obligations  upon,  the Agent in its  individual  capacity as a Lender hereunder.  With respect to its participation in the Loans, the Agent shall have the same rights and powers  hereunder  as any other  Lender and may exercise the same as if it were not  performing  the duties  and  functions  delegated  to it hereunder,  and the term "Lender" shall,  unless the context  clearly  otherwise indicates,  include  the  Agent in its  individual  capacity.  The Agent and its
Affiliates may accept deposits from,  lend money to and generally  engage in any kind of banking,  trust, financial advisory or other business with the Borrowers or any of their  Affiliates as if it were not  performing  the duties  specified herein, and may accept fees and other  consideration from Borrowers for services in connection  herewith and otherwise  without having to account for the same to
Lenders.

     Section 9.5. Lenders' Representations, Warranties and Acknowledgment.

     (a)  Each  Lender  represents  and  warrants  that  it  has  made  its  own independent  investigation  of  the  financial  condition  and  affairs  of  the
Borrowers and their  Subsidiaries in connection  with  Borrowings  hereunder and that  it  has  made  and  shall  continue  to  make  its  own  appraisal  of the creditworthiness  of the Borrowers and their  Subsidiaries.  The Agent shall not have any duty or  responsibility,  either initially or on a continuing basis, to make any such  investigation  or any such  appraisal  on behalf of Lenders or to provide any Lender with any credit or other  information  with respect  thereto, whether coming into its possession before the making of the Loans or at any time or times  thereafter,  and the  Agent  shall  not have any  responsibility  with respect to the accuracy of or the  completeness of any  information  provided to
Lenders.

     (b) Each Lender,  by delivering  its signature  page to this  Agreement and funding its Term Loan Amount and/or a Revolving Loan on the Closing Date,  shall be deemed to have acknowledged  receipt of, and consented to and approved,  each
Credit  Document and each other  document  required to be approved by the Agent,
Required Lenders or Lenders, as applicable on the Closing Date.

     (c) Each Lender shall, with respect to any and all financial  statements or other  reports,  documents or other  information  delivered by the  Borrowers to
Lenders pursuant to the terms of the Credit  Documents,  to the extent that such information  therein  contained has not  heretofore  otherwise been disclosed in such a manner as to render  such  information  no  longer  confidential,  employ reasonable  procedures  designed  to  maintain  the  confidential  nature of the information therein contained;  provided, however, that each Lender may disclose or  disseminate  such  information  to: (a) the Lender's  respective  employees, agents,  attorneys  and  accountants  who would  ordinarily  have access to such information  in the  normal  course  of  the  performance  of  their  duties  in connection with the  administration  of the Loans; (b) such third parties as may be required by law or  regulatory  process;  (c) any  prospective  Assignee  (as defined in Section  10.4(b)),  in connection  with an Assignment  (as defined in
Section 10.4(b)),  provided that such prospective  Assignee shall have agreed in writing to be bound by the terms of this  Section  9.5(c),  (d) any  prospective
Participant (as defined in Section 10.4(c)),  in connection with a Participation
(as defined in Section  10.4(c)),  provided  that such  prospective  Participant shall have  agreed in writing to be bound by the terms of this  Section  9.5(c);
and (e) any entity  utilizing such  information to rate or classify any Lender's debt or equity securities for sale to the public.

     Section 9.6. Right to Indemnity. Each Lender, in proportion to its Pro Rata
Share,  severally  agrees to indemnify  the Agent,  to the extent that the Agent shall not have been reimbursed by any Credit Party,  for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs,  expenses  (including counsel fees and disbursements) or disbursements of any kind or nature  whatsoever  which may be imposed on, incurred by or asserted against the Agent in  exercising  its powers,  rights and remedies or performing its duties  hereunder  or under the other  Credit  Documents or otherwise in its capacity as the Agent in any way  relating to or arising out hereof or the other
Credit  Documents;  provided,  no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements  resulting from the Agent's gross negligence or willful  misconduct.  If any  indemnity  furnished  to the Agent for any purpose shall, in the opinion of such Agent, be  insufficient  or become  impaired,  the
Agent may call for additional  indemnity and cease,  or not commence,  to do the acts indemnified against until such additional indemnity is furnished; provided, in no event  shall  this  sentence  require  any Lender to  indemnify  the Agent against any liability,  obligation,  loss, damage,  penalty,  action,  judgment, suit,  cost,  expense or  disbursement in excess of such Lender's Pro Rata Share thereof, and provided further,  this sentence shall not be deemed to require any
Lender to indemnify the Agent against any liability,  obligation,  loss, damage, penalty,  action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

     Section 9.7. Successor Agent. The Agent may resign at any time by giving 30 days prior  written  notice  thereof to Lenders and  Borrower,  and Agent may be removed  at any time  with or  without  cause  by an  instrument  or  concurrent instruments in writing,  delivered to Borrowers and Agent and signed by Required
Lenders.  Upon any such  notice of  resignation  or any such  removal,  Required
Lenders  shall have the right,  upon 5 Business  Days'  notice to  Borrower,  to appoint a successor  Agent.  If no  successor  Agent is  appointed  prior to the effective date of the resignation of Agent, Agent may appoint,  after consulting with the  Required  Lenders,  a  successor  Agent.  Upon the  acceptance  of any appointment as Agent hereunder by a successor Agent,  that successor Agent shall thereupon succeed to and become vested with all the rights,  powers,  privileges and duties of the retiring or removed  Agent and the  retiring or removed  Agent shall  promptly (i) transfer to such  successor  Agent all sums,  Securities and other items of Collateral held under the Collateral Documents, together with all records and other  documents  necessary or  appropriate  in connection  with the performance of the duties of the successor Agent under the Credit Documents, and
(ii) execute and deliver to such  successor  Agent such  amendments to financing statements,  and take such other actions,  as may be necessary or appropriate in connection with the assignment to such successor Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Agent shall be  discharged  from its  duties  and  obligations  hereunder.  After  any retiring or removed  Agent's  resignation  or removal  hereunder  as Agent,  the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

     Section 9.8. Collateral Documents.

     (a) Agent as Agent under Collateral  Documents.  Each Lender hereby further authorizes  Agent, on behalf of and for the benefit of Lenders,  to be the agent for and  representative  of  Lenders  with  respect  to the  Collateral  and the
Collateral  Documents.  Subject to Section 10.1, without further written consent or  authorization  from Lenders,  Agent may execute any documents or instruments necessary to release any Lien  encumbering  any item of  Collateral  that is the subject of a sale or other  disposition of assets  permitted  hereby or to which
Required  Lenders (or such other Lenders as may be required to give such consent under Section 10.1) have otherwise consented.

     (b) Agent's Right to Realize on  Collateral.  Anything  contained in any of the Credit Documents to the contrary  notwithstanding  Borrower,  Agent and each
Lender  hereby  agree that (i) no Lender  shall have any right  individually  to realize  upon any of the  Collateral,  it being  understood  and agreed that all powers,  rights and  remedies  hereunder  may be exercised  solely by Agent,  on behalf of Lenders in accordance with the terms hereof,  and (ii) in the event of a foreclosure by Agent on any of the Collateral  pursuant to a public or private sale,  Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and  representative of Lenders (but not any Lender or Lenders in its or their respective  individual  capacities  unless
Required  Lenders shall otherwise  agree in writing) shall be entitled,  for the purpose of bidding and making  settlement  or payment of the purchase  price for all or any portion of the  Collateral  sold at any such public sale,  to use and apply any of the  Obligations  as a credit on account of the purchase  price for any collateral payable by Agent at such sale.

                                   ARTICLE X

                                  Miscellaneous
                                  -------------

     Section 10.1. Amendments and Waivers.

     (a) General. Subject to Section 10.1(b) below, no amendment,  modification, termination  or waiver of any provision of the Credit  Documents,  or consent to any  departure by any Credit  Party  therefrom,  shall be effective  without the written consent of the Agent and the Required Lenders.

     (b) Affected  Lenders' Consent.  Notwithstanding  the provisions of Section
10.1(a)  above,  no  amendment,  modification,  termination  or  waiver  of  any provision  of the Credit  Documents,  or consent to any  departure by any Credit
Party  therefrom,  shall be effective  without the written consent of the Agent, the  Required  Lenders and each Lender  that would be affected  thereby,  if the effect thereof would:

          (i) extend the scheduled  final maturity of any Loan or Note or reduce the principal amount of any Loan;

          (ii)  waive,  reduce or  postpone  any  scheduled  repayment  (but not prepayment);

          (iii)  reduce  the rate of  interest  on any  Loan or any fee  payable hereunder, or extend the time for payment of any such interest or fees;

          (iv) amend,  modify,  terminate or waive any provision of this Section
     10.1(b) or Section 10.1(c);

          (v) amend the definitions of "Required Lenders" or "Pro Rata Share";

          (vi) release or otherwise  subordinate all or substantially all of the
     Collateral or except as expressly provided in the Credit Documents;

          (vii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document; or

          (viii) increase any Revolving Credit Commitment of any Lender over the amount thereof then in effect; provided, that no amendment, modification or waiver of any condition  precedent,  covenant,  Default or Event of Default shall  constitute  an increase in any  Revolving  Credit  Commitment of any
     Lender.

     (c) Effect of Notices,  Waivers or Consents. Any waiver or consent shall be effective only in the specific  instance and for the specific  purpose for which it was  given.  No notice to or demand  on any  Credit  Party in any case  shall entitle any Credit Party to any other or further  notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance  with this Section 10.1 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     Section  10.2.   Notices.   All  notices,   requests,   demands  and  other
communications  to any party or given under any Credit  Document  (collectively,
"Notices") will be in writing and delivered personally,  by overnight courier or by  registered  mail  to the  parties  at  the  following  address  or  sent  by telecopier,  with confirmation  received, to the telecopy number specified below
(or at such other address or telecopy  number as will be specified by a party by like notice given at least five calendar days prior thereto):

         (a)      If to the Borrowers, at:

                  6836 Morrison Blvd.
                  Charlotte, North Carolina 28211
                  Attn: Chief Executive Officer
                  Facsimile: 704-295-7001

                  With a copy to:

                  Hinckley, Allen & Snyder LLP
                  1500 Fleet Center
                  Providence, Rhode Island 02903
                  Attn: Stephen J. Carlotti, Esq.
                  Facsimile: 401-277-9600

        (b)       If to the Agent, at:

                  c/o Patriarch Partners, LLC
                  40 Wall Street, 25th Floor
                  New York, New York 10005
                  Attn: Lynn Tilton
                  Facsimile: 212-825-2038

                  With a copy to:

                  Richards Spears Kibbe & Orbe
                  One Chase Manhattan Plaza
                  New York, New York 10005
                  Attn: Michael Friedman, Esq.
                  Facsimile: 212-530-1801

     (c) If to the  Lenders,  to the  address  for such  Lender set forth on the signature pages hereto.

     All Notices will be deemed  delivered when actually  received.  Each of the parties will hereafter  notify the other in accordance  with this Section of any change of address or telecopy number to which notice is required to be mailed.

     Section 10.3. Expenses. Whether or not the transactions contemplated hereby shall be consummated or any Loans shall be made, Borrowers agree to pay promptly after the  occurrence  of a Default  or an Event of  Default,  all fees,  costs, expenses and disbursements,  including  attorneys' fees and expenses (including,
without   limitation,   allocated  costs  of  internal  counsel)  and  costs  of
settlement,  incurred by the Agent or any Lender in enforcing any Obligations of or in collecting  any payments due from any Credit Party  hereunder or under the other Credit Documents by reason of such Default or Event of Default  (including in connection with the sale of,  collection from, or other  realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

     Section 10.4. Enforceability; Successors and Assigns.

     (a) Enforceability;  Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.  This Agreement may not be assigned by the Borrowers  hereto without the prior written  consent of the Agent and the
Required  Lenders.  Any assignment or attempted  assignment in  contravention of this Section will be void ab initio and will not relieve the assigning  party of any obligation under this Agreement.

     (b)  Assignments.  Each Lender may assign (each, an "Assignment") to one or more Eligible Assignees (each, an "Assignee") all or a portion of its rights and obligations  under this  Agreement  (including all or a portion of such Lender's
Loans,  Revolving Credit  Commitment and Notes, as the case may be), without the consent of the Borrowers. In connection with any such assignment,  the assigning
Lender and the  Assignee  shall  execute and deliver to the Agent an  Assignment
Agreement,  in the form of Exhibit  10.4(b) (each,  an "Assignment  Agreement").
Upon its receipt of a duly executed and completed  Assignment  Agreement,  Agent shall  record the  information  contained  in such  Assignment  Agreement in the
Register,  shall give prompt notice  thereof to Borrowers  and shall  maintain a copy of such  Assignment  Agreement.  From and  after the  effective  date of an
Assignment,  the  Assignee  shall be a party  hereto  and,  to the extent of the interest assigned pursuant to the Assignment, have the rights and obligations of a lender  under  this  Agreement,  and the  Lender  shall,  to the extent of the interest  assigned,  be released from its obligations under this Agreement.  The
Borrowers hereby consent to the disclosure of any information obtained by Lender in  connection  with this  Agreement  to any Person to which  Lender  sells,  or proposes to sell, its Loans, Revolving Credit Commitment or Notes.

     (c)  Participations.   Each  Lender  may  sell   participations   (each,  a
"Participation")  to one or more Persons  (each,  a  "Participant")  in all or a portion of such Lender's rights and obligations under this Agreement  (including all or a portion of such Lender's Loans,  Revolving Credit Commitment and Notes, as the case may be);  provided  that (i) such  Lender's  obligations  under this
Agreement  shall  remain  unchanged,   (ii)  such  Lender  shall  remain  solely
responsible to the Borrowers for the performance of such obligations,  and (iii)
the  Borrowers  shall  continue to deal solely and  directly  with the Lender in connection with the Lender's rights and  obligations  under this Agreement.  Any agreement or instrument  pursuant to which the Lender sells such a participation shall  provide that the Lender shall retain the sole right to enforce the Credit
Documents and to approve any amendment,  modification or waiver of any provision of the Credit  Documents.  The Borrowers hereby consent to the disclosure of any information obtained by a Lender in connection with this Agreement to any Person to which such  Lender  participates,  or  proposes  to  participate,  its Loans,
Revolving Credit Commitment or the Note.

     Section 10.5.  Integration.  This Agreement and the other Credit  Documents contain and constitute  the entire  agreement of the parties with respect to the subject  matter hereof and  supersedes  all prior  negotiations,  agreements and understandings, whether written or oral, of the parties hereto.

     Section  10.6.  No  Waiver;  Remedies.  No failure or delay by any party in exercising  any right,  power or  privilege  under this  Agreement or any of the other  Credit  Documents  will  operate  as a  waiver  of the  right,  power  or privilege.  A single or partial  exercise of any right,  power or privilege will not preclude any other or further  exercise of the right,  power or privilege or the exercise of any other  right,  power or  privilege.  The rights and remedies provided in the Credit  Documents  will be  cumulative  and not exclusive of any rights or remedies provided by law.

     Section 10.7. Submission to Jurisdiction.  Each of the Borrower,  the Agent
and the Lenders  hereby (a) agrees  that any Action  with  respect to any Credit
Document  may be brought in the courts of the State of New York or of the United
States of America for the Southern  District of New York, (b) accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of such courts,  (c) irrevocably  waives any objection,  including, without limitation, any objection to the laying of venue or based on the grounds of forum non  conveniens,  which it may now or hereafter have to the bringing of any Action in those  jurisdictions,  and (d) irrevocably consents to the service of process of any of the courts  referred  to above in any Action by the mailing of copies of the  process to the parties  hereto as  provided  in Section  10.2.
Service  effected as provided in this manner will become  effective ten calendar days after the mailing of the process. Section 1.1.

     Section 10.8.  Execution in  Counterparts.  This  Agreement may be executed simultaneously in one or more  counterparts,  and by different parties hereto in separate  counterparts,  each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

     Section 10.9.  Governing Law. This Agreement and the other Credit Documents will be governed by, and construed in accordance  with, the laws of the state of
New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

     Section  10.10.   Waiver  of  Jury.  THE  PARTIES  HEREBY   IRREVOCABLY  AND
UNCONDITIONALLY  WAIVE,  TO THE FULLEST EXTENT  PERMITTED BY APPLICABLE LAW, ANY
RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN
ANY LEGAL  PROCEEDING,  DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS
AGREEMENT OR THE TRANSACTIONS  CONTEMPLATED BY THIS AGREEMENT  (WHETHER BASED ON
CONTRACT,  TORT,  OR ANY  OTHER  THEORY).  EACH  PARTY  (A)  CERTIFIES  THAT  NO
REPRESENTATIVE, AGENT, OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY
OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION,  SEEK
TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY
HAVE BEEN  INDUCED TO ENTER INTO THIS  AGREEMENT  BY,  AMONG OTHER  THINGS,  THE
MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section  10.11.  Severability.  If any  term  or  other  provision  of  this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public  policy,  all other  conditions  and provisions of this Agreement will nevertheless  remain in full force and effect so long as the  economic  or legal substance of the transactions  contemplated hereby is not affected in any manner adverse to any party. Upon such  determination  that any term or other provision is invalid,  illegal or incapable  of being  enforced,  the parties  hereto will negotiate  in good faith to modify this  Agreement  so as to effect the original intent of the parties as closely as possible in an acceptable  manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     Section  10.12.  Survival.  All  representations,   warranties,   covenants,
agreements,  and  conditions  contained in or made pursuant to this Agreement or the other  Credit  Documents  shall  survive (a) the making of any Loans and the payment of the  Obligations and (b) the  performance,  observance and compliance with the  covenants,  terms and  conditions,  express or implied,  of all Credit
Documents,   until  the  due  and  punctual  (i)  indefeasible  payment  of  the
Obligations and (ii) performance,  observance and compliance with the covenants, terms and conditions, express or implied, of this Agreement and all of the other
Credit Documents;  provided,  however,  that the provisions of Article VII shall survive  (i)  indefeasible  payment  of the  Obligations  and (ii)  performance, observance and compliance with the covenants,  terms and conditions,  express or implied, of this Agreement and all of the other Credit Documents. Section 1.1.

     Section 10.13. Lawful Interest.  The Borrowers shall not be obligated to pay any  interest in excess of the maximum rate  provided by law and interest  under any Credit  Document  otherwise  in excess of that rate shall be reduced to that rate.

     Section 10.14. Interpretation.  As used in this Agreement, references to the singular will include the plural and vice versa and  references to the masculine gender  will  include  the  feminine  and  neuter  genders  and vice  versa,  as appropriate. Unless otherwise expressly provided in this Agreement (a) the words
"hereof", "herein" and "hereunder" and words of similar import when used in this
Agreement  will  refer to this  Agreement  as a whole and not to any  particular provision of this Agreement and (b) article, section,  subsection,  schedule and exhibit  references  are  references  with  respect  to  this  Agreement  unless otherwise specified. Unless the context otherwise requires, the term "including"
will mean "including, without limitation." The headings in this Agreement and in the Schedules are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

     Section 10.15.  Ambiguities.  This Agreement and the other Credit  Documents were negotiated  between legal counsel for the parties and any ambiguity in this
Agreement or the other Credit Documents shall not be construed against the party who drafted this Agreement or such other Credit Documents.

  [Remainder of page intentionally left blank; signatures on following pages.]

     In witness  whereof,  the parties  hereto have caused this  Agreement to be duly  executed  and  delivered  by  their  respective  officers  thereunto  duly authorized as of the date first written above.

                                     PROGRESSIVE SOFTWARE HOLDING, INC.

                                     By:/s/ William A. Beebe
                                        _______________________________________
                                          Name:William A. Beebe
                                          Title:Treasurer

                                     PROGRESSIVE SOFTWARE, INC.

                                     By:/s/ William A. Beebe
                                        _______________________________________
                                          Name:William A. Beebe
                                          Title:Treasurer

                                     ARK CLO 2000-1, LIMITED, as Agent

                                     By: Patriarch Partners, LLC
                                           Its Collateral Manager

                                     By:/s/ Lynn Tilton
                                        _______________________________________
                                          Name:Lynn Tilton
                                          Title:

LENDERS:
-------

Address for Notices:                 ARK CLO 2000-1, LIMITED
-------------------
c/o Patriarch Partners, LLC
40 Wall Street                       By: Patriarch Partners, LLC
New York, New York 10005             Its Collateral Manager
Facsimile No.:212-825- 2038

                                      By:/s/ Lynn Tilton
                                        _______________________________________
                                          Name:Lynn Tilton
                                          Title:

                                TABLE OF CONTENTS
                                -----------------

                                    ARTICLE I

                                  Defined Terms

Section 1.1.   Definitions.....................................................1

                                   ARTICLE II

                                      Loans

Section 2.1.    Loans.........................................................18

Section 2.2.    Use of Proceeds...............................................20

Section 2.3.    Evidence of Debt; Register; Lenders' Books and Records; Notes 20

                                   ARTICLE III

                              Conditions Precedent

Section 3.1.     Closing Date.  ..............................................25

Section 3.2.     Conditions to Each Borrowing  ...............................27

                                   ARTICLE IV

                         Representations and Warranties

                                    ARTICLE V

                              Affirmative Covenants

                                   ARTICLE VI

                               Negative Covenants

Section 6.4.     Restricted Payments; Restrictions on Subsidiary Distributions43

                                   ARTICLE VII

                Increased Costs; Taxes; Indemnification; Set-Off

                                  ARTICLE VIII

                                Events of Default

Section 8.1.     Events of Default.  .........................................49

Section 8.2.     Remedies.  ..................................................51

                                   ARTICLE IX

                                    The Agent

                                    ARTICLE X

                                  Miscellaneous

                                                     EXHIBITS
                                                     --------

Exhibit 1.1(a).   Revolving Credit Commitment

Exhibit 1.1(b).   Term Loan Amount

Exhibit 2.3(c)(i).Revolving Note

Exhibit 2.3(c)(ii).Term Note

Exhibit 3.1(a).   Secretary's Certificates

Exhibit 3.1(i).   Opinion of Counsel

Exhibit 3.1(j).   Closing Date Certificates

Exhibit 3.1(l).   Security Agreement

Exhibit 3.1(o).   Borrowing Base Certificate

Exhibit 3.2(a).   Funding Notice

Exhibit 4.7(d).   Projections

Exhibit 5.1(d).   Compliance Certificate

Exhibit 5.12.     Software Escrow Agreement and License Agreement

Exhibit 5.14.     Blocked Account Agreement

Exhibit 6.6(c).   Consolidated Adjusted EBITDA Test

Exhibit 10.4(b).  Assignment Agreement

                                    SCHEDULES

Schedule 4.4      Consents

Schedule 4.5      Organizational and Capital Structure

Schedule 4.6(a)   Subsidiaries

Schedule 4.6(c)   Securities

Schedule 4.7(b)   Statement of Operations from 2/12/02 to 6/30/02

Schedule 4.7(c)   Accounts Receivable

Schedule 4.8      Taxes

Schedule 4.9      Litigation

Schedule 4.12(b)  Real Property and Leaseholds

Schedule 4.13     Environmental Liability

Schedule 4.15(a)  Indebtedness
Schedule 4.15(b) Liens